SETTLEMENT AGREEMENT

                                  May 14, 1999

      This settlement agreement ("Agreement") is entered into as of May 14, 1999, by Arizona Public Service Company ("APS" or the "Company") and the various signatories to this Agreement (collectively, the "Parties") for the purpose of establishing terms and conditions for the introduction of competition in generation and other competitive services that are just, reasonable and in the public interest.

                                  INTRODUCTION

      In Decision No. 59943, dated December 26, 1996, the Arizona Corporation Commission ("ACC" or the "Commission") established a "framework" for introduction of competitive electric services throughout the territories of public service corporations in Arizona in the rules adopted in A.A.C. R14-2-1601 ET SEQ. (collectively, "Electric Competition Rules" as they may be amended from time to time). The Electric Competition Rules established by that order contemplated future changes to such rules and the possibility of waivers or amendments for particular companies under appropriate circumstances. Since their initial issuance, the Electric Competition Rules have been amended several times and are currently stayed pursuant to Decision No. 61311, dated January 5, 1999. During this time, APS, Commission Staff and other interested parties have participated in a number of proceedings, workshops, public comment sessions and individual negotiations in order to further refine and develop a restructured utility industry in Arizona that will provide meaningful customer choice in a manner that is just, reasonable and in the public interest.

      This Agreement establishes the agreed upon transition for APS to a restructured entity and will provide customers with competitive choices for generation and certain other retail services. The Parties believe this Agreement will produce benefits for all customers through implementing customer choice and providing rate reductions so that the APS service territory may benefit from economic growth. The Parties also believe this Agreement will fairly treat APS and its shareholders by providing a reasonable opportunity to recover prudently incurred investments and costs, including stranded costs and regulatory assets.

      Specifically, the Parties believe the Agreement is in the public interest for the following reasons. FIRST, customers will receive substantial rate reductions. SECOND, competition will be promoted through the introduction of retail access faster than would have been possible without this Agreement and by the functional separation of APS' power production and delivery functions. THIRD, economic development and the environment will benefit through guaranteed rate reductions and the continuation of renewable and energy efficiency programs. FOURTH, universal service coverage will be maintained through APS' low income assistance programs and establishment of "provider of last resort" obligations on APS for customers who do not wish to participate in retail access. FIFTH, APS will be able to recover its regulatory assets and stranded costs as provided for in this Agreement without the necessity of a general rate proceeding. Sixth, substantial litigation and associated costs will be avoided by amicably resolving a number of important and contentious issues that have already been raised in the courts and before the Commission. Absent approval by the Commission of the settlement reflected by this Agreement, APS would seek full stranded cost recovery and pursue other rate and competitive restructuring provisions different than provided for herein. The other Parties would challenge at least portions of APS' requested relief, including the recovery of all stranded costs. The resulting regulatory hearings and related court appeals would delay the start of competition and drain the resources of all Parties.

      NOW, THEREFORE, APS and the Parties agree to the following provisions which they believe to be just, reasonable and in the public interest:


                               TERMS OF AGREEMENT

                                     ARTICLE I
                         IMPLEMENTATION OF RETAIL ACCESS

      1.1 The APS distribution system shall be open for retail access on July 1, 1999; provided, however, that such retail access to electric generation and other competitive electric services suppliers will be phased in for customers in APS' service territory in accordance with the proposed Electric Competition Rules, as and when such rules become effective, with an additional 140 MW being made available to eligible non-residential customers. The Parties shall urge the Commission to approve Electric Competition Rules, at least on an emergency basis, so that meaningful retail access can begin by July 1, 1999. Unless subject to judicial or regulatory restraint, APS shall open its distribution system to retail access for all customers on January 1, 2001.

      1.2 APS will make retail access available to residential customers pursuant to its December 21, 1998, filing with the Commission.

      1.3 The Parties acknowledge that APS' ability to offer retail access is contingent upon numerous conditions and circumstances, a number of which are not within the direct control of the Parties. Accordingly, the Parties agree that it may become necessary to modify the terms of retail access to account for such factors, and they further agree to address such matters in good faith and to cooperate in an effort to propose joint resolutions of any such matters.

      1.4. APS agrees to the amendment and modification of its Certificate(s) of Convenience and Necessity to permit retail access consistent with the terms of this Agreement. The Commission order adopting this Agreement shall constitute the necessary Commission Order amending and modifying APS' CC&Ns to permit retail access consistent with the terms of this Agreement.

                                   ARTICLE II
                                  RATE MATTERS

      2.1. The Company's unbundled rates and charges attached hereto as Exhibit A will be effective as of July 1, 1999. The Company's presently authorized rates and charges shall be deemed its standard offer ("Standard Offer") rates for purposes of this Agreement and the Electric Competition Rules. Bills for Standard Offer service shall indicate individual unbundled service components to the extent required by the Electric Competition Rules.

      2.2. Future reductions of standard offer tariff rates of 1.5% for customers having loads of less than 3 MW shall be effective as of July 1, 1999, July 1, 2000, July 1, 2001, July 1, 2002, and July 1, 2003, upon the filing and Commission acceptance of revised tariff sheets reflecting such decreases. For customers having loads greater than 3 MW served on Rate Schedules E-34 and E-35, Standard Offer tariff rates will be reduced: 1.5%, effective July 1, 1999; 1.5% effective July 1, 2000; 1.25% effective July 1, 2001; and .75% effective July 1, 2002. The 1.5% Standard Offer rate reduction to be effective July 1, 1999, includes the rate reduction otherwise required by Decision No. 59601. Such decreases shall become effective by the filing with and acceptance by the Commission of revised tariff sheets reflecting each decrease.

      2.3. Customers greater than 3 MW who choose a direct access supplier must give APS one year's advance notice before being eligible to return to Standard Offer service.

      2.4. Unbundled rates shall be reduced in the amounts and at the dates set forth in Exhibit A attached hereto upon the filing and Commission acceptance of revised tariff sheets reflecting such decreases.

      2.5. This Agreement shall not preclude APS from requesting, or the Commission from approving, changes to specific rate schedules or terms and conditions of service, or the approval of new rates or terms and conditions of service, that do not significantly affect the overall earnings of the Company or materially modify the tariffs or increase the rates approved in this Agreement. Nothing contained in this Agreement shall preclude APS from filing changes to its tariffs or terms and conditions of service which are not inconsistent with its obligations under this Agreement.

      2.6. Notwithstanding the rate reduction provisions stated above, the Commission shall, prior to December 31, 2002, approve an adjustment clause or clauses which will provide full and timely recovery beginning July 1, 2004, of the reasonable and prudent costs of the following:

     (1) APS' "provider of last resort" and Standard Offer obligations for service after July 1, 2004, which costs shall be recovered only from Standard Offer and "provider of last resort" customers;

     (2) Standard Offer service to customers who have left Standard Offer service or a special contract rate for a competitive generation supplier but who desire to return to Standard Offer service, which costs shall be recovered only from Standard Offer and "provider of last resort" customers;

     (3) compliance with the Electric Competition Rules or Commission-ordered programs or directives related to the implementation of the Electric Competition Rules, as they may be amended from time to time, which costs shall be recovered from all customers receiving services from APS; and

     (4) Commission-approved system benefit programs or levels not included in Standard Offer rates as of June 30, 1999, which costs shall be recovered from all customers receiving services from APS.

By June 1, 2002, APS shall file an application for an adjustment clause or clauses, together with a proposed plan of administration, and supporting testimony. The Commission shall thereafter issue a procedural order setting such adjustment clause application for hearing and including reasonable provisions for participation by other parties. The Commission order approving the adjustment clauses shall also establish reasonable procedures pursuant to which the Commission, Commission Staff and interested parties may review the costs to be recovered. By June 30, 2003, APS will file its request for the specific adjustment clause factors which shall, after hearing and Commission approval, become effective July 1, 2004. APS shall be allowed to defer costs covered by this Section 2.6 when incurred for later full recovery pursuant to such adjustment clause or clauses, including a reasonable return.

      2.7. By June 30, 2003, APS shall file a general rate case with prefiled testimony and supporting schedules and exhibits; provided, however, that any rate changes resulting therefrom shall not become effective prior to July 1, 2004.

      2.8. APS shall not be prevented from seeking a change in unbundled or Standard Offer rates prior to July 1, 2004, in the event of (a) conditions or circumstances which constitute an emergency, such as the inability to finance on reasonable terms, or (b) material changes in APS' cost of service for Commission regulated services resulting from federal, tribal, state or local laws, regulatory requirements, judicial decision, actions or orders. Except for the changes otherwise specifically contemplated by this Agreement, unbundled and Standard Offer rates shall remain unchanged until at least July 1, 2004.

                                   ARTICLE III
                      REGULATORY ASSETS AND STRANDED COSTS

      3.1. APS currently recovers regulatory assets through July 1, 2004, pursuant to Commission Decision No. 59601 in accordance with the provisions of this Agreement.

      3.2. APS has demonstrated that its allowable stranded costs after mitigation (which result from the impact of retail access), exclusive of regulatory assets, are at least $533 million net present value.

      3.3. The Parties agree that APS should not be allowed to recover $183 million net present value of the amounts included above. APS shall have a reasonable opportunity to recover $350 million net present value through a competitive transition charge ("CTC") set forth in Exhibit A attached hereto. Such CTC shall remain in effect until December 31, 2004, at which time it will terminate. If by that date APS has recovered more or less than $350 million net present value, as calculated in accordance with Exhibit B attached hereto, then the nominal dollars associated with any excess recovery/under recovery shall be credited/debited against the costs subject to recovery under the adjustment clause set forth in Section 2.6(3).

      3.4. The regulatory assets to be recovered under this Agreement, after giving effect to the adjustments set forth in Section 3.3, shall be amortized in accordance with Schedule C of Exhibit A attached hereto.

      3.5. Neither the Parties nor the Commission shall take any action that would diminish the recovery of APS' stranded costs or regulatory assets provided for herein. The Company's willingness to enter into this Agreement is based upon the Commission's irrevocable promise to permit recovery of the Company's regulatory assets and stranded costs as provided herein. Such promise by the Commission shall survive the expiration of the Agreement and shall be specifically enforceable against this and any future Commission.

                                   ARTICLE IV
                               CORPORATE STRUCTURE

      4.1. The Commission will approve the formation of an affiliate or affiliates of APS to acquire at book value the competitive services assets as currently required by the Electric Competition Rules. In order to facilitate the separation of such assets efficiently and at the lowest possible cost, the Commission shall grant APS a two-year extension of time until

December 31, 2002, to accomplish such separation. A similar two-year extension shall be authorized for compliance with A.A.C. R14-2-1606(B).

      4.2. Approval of this Agreement by the Commission shall be deemed to constitute all requisite Commission approvals for (1) the creation by APS or its parent of new corporate affiliates to provide competitive services including, but not limited to, generation sales and power marketing, and the transfer thereto of APS' generation assets and competitive services, and (2) the full and timely recovery through the adjustment clause referred to in Section 2.6 above for all of the reasonable and prudent costs so incurred in separating competitive generation assets and competitive services as required by proposed A.A.C. R14-2-1615, exclusive of the costs of transferring the APS power marketing function to an affiliate. The assets and services to be transferred shall include the items set forth on Exhibit C attached hereto. Such transfers may require various regulatory and third party approvals, consents or waivers from entities not subject to APS' control, including the FERC and the NRC. No Party to this Agreement (including the Commission) will oppose, or support opposition to, APS requests to obtain such approvals, consents or waivers.

      4.3. Pursuant to A.R.S. ss. 40-202(L), the Commission's approval of this Agreement shall exempt any competitive service provided by APS or its affiliates from the application of various provisions of A.R.S. Title 40, including A.R.S. ss.ss. 40-203, 40-204(A), 40-204(B), 40-248, 40-250, 40-251,
40-285, 40-301, 40-302, 40-303, 40-321, 40-322, 40-331, 40-332, 40-334, 40-365,
40-366, 40-367 and 40-401.

      4.4. APS' subsidiaries and affiliates (including APS' parent) may take advantage of competitive business opportunities in both energy and non-energy related businesses by establishing such unregulated affiliates as they deem appropriate, which will be free to operate in such places as they may determine. The APS affiliate or affiliates acquiring APS' generating assets may be a participant in the energy supply market within and outside of Arizona. Approval of this Agreement by the Commission shall be deemed to include the following specific determinations required under Sections 32(c) and (k)(2) of the Public Utility Holding Company Act of 1935:

         APS or an affiliate is authorized to establish a subsidiary company, which will seek exempt wholesale generator ("EWG") status from the Federal Energy Regulatory Commission, for the purposes of acquiring and owning Generation Assets.

         The Commission has determined that allowing the Generation Assets to become "eligible facilities," within the meaning of Section 32 of the Public Utility Holding Company Act ("PUHCA"), and owned by an APS EWG affiliate (1) will benefit consumers, (2) is in the public interest, and (3) does not violate Arizona law.

         The Commission has sufficient regulatory authority, resources and access to the books and records of APS and any relevant associate, affiliate, or subsidiary company to exercise its duties under Section 32(k) of PUHCA.

         APS will purchase any electric energy from its EWG affiliate at market based rates. This Commission has determined that (1) the proposed transaction will benefit consumers and does not violate Arizona law;
         (2) the proposed transaction will not provide APS' EWG affiliate an unfair competitive advantage by virtue of its affiliation with APS; (3) the proposed transaction is in the public interest.

The APS affiliate or affiliates acquiring APS' generating assets will be subject to regulation by the Commission, to the extent otherwise permitted by law, to no greater manner or extent than that manner and extent of Commission regulation imposed upon other owners or operators of generating facilities.

      4.5. The Commission's approval of this Agreement will constitute certain waivers to APS and its affiliates (including its parent) of the Commission's existing affiliate interest rules (A.A.C. R14-2-801, ET SEQ.), and the rescission of all or portions of certain prior Commission decisions, all as set forth on Exhibit D attached hereto.

      4.6. The Parties reserve their rights under Sections 205 and 206 of the Federal Power Act with respect to the rates of any APS affiliate formed under the provisions of this Article IV.

                                    ARTICLE V
                            WITHDRAWAL OF LITIGATION

      5.1. Upon receipt of a final order of the Commission approving this Agreement that is no longer subject to judicial review, APS and the Parties shall withdraw with prejudice all of their various court appeals of the Commission's competition orders.

                                   ARTICLE VI
                           APPROVAL BY THE COMMISSION

      6.1. This Agreement shall not become effective until the issuance of a final Commission order approving this Agreement without modification on or before August 1, 1999. In the event that the Commission fails to approve this Agreement without modification according to its terms on or before August 1, 1999, any Party to this Agreement may withdraw from this Agreement and shall thereafter not be bound by its provisions; provided, however, that if APS withdraws from this Agreement, the Agreement shall be null and void and of no further force and effect. In any event, the rate reduction provisions of this Agreement shall not take effect until this Agreement is approved. Parties so withdrawing shall be free to pursue their respective positions without prejudice. Approval of this Agreement by the Commission shall make the Commission a Party to this Agreement and fully bound by its provisions.

      6.2. The Parties agree that they shall make all reasonable and good faith efforts necessary to (1) obtain final approval of this Agreement by the Commission, and (2) ensure full implementation and enforcement of all the terms and conditions set forth in this Agreement. Neither the Parties nor the Commission shall take or propose any action which would be inconsistent with the provisions of this Agreement. All Parties shall actively defend this Agreement in the event of any challenge to its validity or implementation.

                                   ARTICLE VII
                              MISCELLANEOUS MATTERS

      7.1. To the extent any provision of this Agreement is inconsistent with any existing or future Commission order, rule or regulation or is inconsistent with the Electric Competition Rules as now existing or as may be amended in the future, the provisions of this Agreement shall control and the approval of this Agreement by the Commission shall be deemed to constitute a Commission-approved variation or exemption to any conflicting provision of the Electric Competition Rules.

      7.2. The provisions of this Agreement shall be implemented and enforceable notwithstanding the pendency of a legal challenge to the Commission's approval of this Agreement, unless such implementation and enforcement is stayed or enjoined by a court having jurisdiction over the matter. If any portion of the Commission order approving this Agreement or any provision of this Agreement is declared by a court to be invalid or unlawful in any respect, then (1) APS shall have no further obligations or liability under this Agreement, including, but not limited to, any obligation to implement any future rate reductions under
Article II not then in effect, and (2) the modifications to APS' certificates of convenience and necessity referred to in Section 1.4 shall be automatically revoked, in which event APS shall use its best efforts to continue to provide noncompetitive services (as defined in the proposed Electric Competition Rules) at then current rates with respect to customer contracts then in effect for competitive generation (for the remainder of their term) to the extent not prohibited by law and subject to applicable regulatory requirements.

      7.3. The terms and provisions of this Agreement apply solely to and are binding only in the context of the purposes and results of this Agreement and none of the positions taken herein by any Party may be referred to, cited or relied upon by any other Party in any fashion as precedent or otherwise in any other proceeding before this Commission or any other regulatory agency or before any court of law for any purpose except in furtherance of the purposes and results of this Agreement.

      7.4. This Agreement represents an attempt to compromise and settle disputed claims regarding the prospective just and reasonable rate levels, and the terms and conditions of competitive retail access, for APS in a manner consistent with the public interest and applicable legal requirements. Nothing contained in this Agreement is an admission by APS that its current rate levels or rate design are unjust or unreasonable.

      7.5. As part of this Agreement, APS commits that it will continue the APS Community Action Partnership (which includes weatherization, facility repair and replacement, bill assistance, health and safety programs and energy education) in an annual amount of at least $500,000 through July 1, 2004. Additionally, the Company will, subject to Commission approval, continue low income rates E-3 and E-4 under their current terms and conditions.

      7.6. APS shall actively support the Arizona Independent Scheduling Administrator ("AISA") and the formation of the Desert Star Independent System Operator. APS agrees to modify its OATT to be consistent with any FERC approved AISA protocols. The Parties reserve their rights with respect to any AISA protocols, including the right to challenge or seek modifications to, or waivers from, such protocols. APS shall file changes to its existing OATT consistent with this section within ten (10) days of Commission approval of this Agreement pursuant to Section 6.1.

      7.7. Within thirty (30) days of Commission approval of this Agreement pursuant to Section 6.1, APS shall serve on the Parties an Interim Code of Conduct to address inter-affiliate relationships involving APS as a utility distribution company. APS shall voluntarily comply with this Interim Code of Conduct until the Commission approves a code of conduct for APS in accordance with the Electric Competition Rules that is concurrently effective with codes of conduct for all other Affected Utilities (as defined in the Electric Competition Rules). APS shall meet and confer with the Parties prior to serving its Interim Code of Conduct.

      7.8. In the event of any disagreement over the interpretation of this Agreement or the implementation of any of the provisions of this Agreement, the Parties shall promptly convene a conference and in good faith shall attempt to resolve such disagreement.

      7.9. The obligations under this Agreement that apply for a specific term set forth herein shall expire automatically in accordance with the term specified and shall require no further action for their expiration.

      7.10. The Parties agree and recommend that the Commission schedule public meetings and hearings for consideration of this Agreement. The filing of this Agreement with the Commission shall be deemed to be the filing of a formal request for the expeditious issuance of a procedural schedule that establishes such formal hearings and public meetings as may be necessary for the Commission to approve this Agreement in accordance with

Section 6.1 and that afford interested parties adequate opportunity to comment and be heard on the terms of this Agreement consistent with applicable legal requirements.

DATED at Phoenix, Arizona, as of this 14th day of May, 1999.

RESIDENTIAL UTILITY                      ARIZONA PUBLIC SERVICE COMPANY
CONSUMER OFFICE

By  Greg Patterson                       By   Jack E. Davis
  -------------------------------             -------------------------------

Title Director                           Title President, Energy
     ----------------------------             -------------------------------
                                               Delivery & Sales
                                              -------------------------------

ARIZONA COMMUNITY ACTION                 (Party)
ASSOCIATION                              ------------------------------------

By  Janet Regner                          By
  -------------------------------             -------------------------------

Title Executive Director                  Title
     ----------------------------              ------------------------------


ARIZONANS FOR ELECTRIC CHOICE AND         (Party)
COMPETITION,* a coalition of companies     ----------------------------------
and associations in support of
competition that includes Cable Systems
International, BHP Copper, Motorola,      By
Chemical Lime, Intel, Honeywell,              -------------------------------
Allied Signal, Cyprus Climax Metals,
Asarco, Phelps Dodge, Homebuilders        Title
of Central Arizona, Arizona Mining             ------------------------------
Industry Gets Our Support, Arizona
Food Marketing Alliance, Arizona
Association of Industries, Arizona
Multi-housing Association, Arizona Rock
Products Association, Arizona Restaurant  (Party)
Association, and Arizona Retailers        -----------------------------------
Association.

By Peter A. Woog                           By
  -------------------------------            --------------------------------

Title Chairman                             Title
     ----------------------------               -----------------------------

* Enron is not a signatory to this Agreement.

* Also included: Boeing, AZ School Board Association, National Federation of Independent Business (NFIB), AZ Hospital Association, Lockheed Martin, Abbot Labs, Raytheon

(Party)                                    (Party)
---------------------------------          ----------------------------------

By                                         By
  -------------------------------            --------------------------------

Title                                      Title
     ----------------------------               -----------------------------


(Party)                                    (Party)
---------------------------------          ----------------------------------

By                                         By
  -------------------------------            --------------------------------

Title                                      Title
     ----------------------------               -----------------------------


(Party)                                    (Party)
---------------------------------          ----------------------------------

By                                         By
  -------------------------------            --------------------------------

Title                                      Title
     ----------------------------               -----------------------------


(Party)                                    (Party)
--------------------------------            --------------------------------

By                                         By
  -------------------------------            --------------------------------

Title                                      Title
     ----------------------------               -----------------------------

                                                                       EXHIBIT A
                                                                           DA-R1
                             ELECTRIC DELIVERY RATES

ARIZONA PUBLIC SERVICE COMPANY                      A.C.C. No. 5350
Phoenix, Arizona                                    Tariff or Schedule No. DA-R1
Filed by:  Alan Propper                             Original Tariff
Title:  Director, Pricing and Regulation            Effective:  October 1, 1999

                                  DIRECT ACCESS
                               RESIDENTIAL SERVICE

AVAILABILITY

     This rate schedule is available in all certificated retail delivery service territory served by Company and where facilities of adequate capacity and the required phase and suitable voltage are adjacent to the premises served.

APPLICATION

     This rate schedule is applicable to customers receiving electric energy on a direct access basis from any certificated Electric Service Provider (ESP) as defined in A.A.C. R14-2-1603. This rate schedule is applicable only to electric delivery required for residential purposes in individual private dwellings and in individually metered apartments when such service is supplied at one point of delivery and measured through one meter. For those dwellings and apartments where electric service has historically been measured through two meters, when one of the meters was installed pursuant to a water heating or space heating rate schedule no longer in effect, the electric service measured by such meters shall be combined for billing purposes.

     This rate schedule shall become effective as defined in Company's Terms and Conditions for Direct Access (Schedule #10.)

TYPE OF SERVICE

     Service shall be single phase, 60 Hertz, at one standard voltage (120/240 or 120/208 as may be selected by customer subject to availability at the customer's premise). Three phase service is furnished under the Company's Conditions Governing Extensions of Electric Distribution Lines and Services (Schedule #3). Transformation equipment is included in cost of extension. Three phase service is required for motors of an individual rated capacity of 7-1/2 HP or more.

METERING REQUIREMENTS

     All customers shall comply with the terms and conditions for load profiling or hourly metering specified in Schedule #10.

MONTHLY BILL

     The monthly bill shall be the greater of the amount computed under A. or B. below, including the applicable Adjustments.

     A. RATE

         May - October Billing Cycles (Summer):

                               Basic                            Competitive
                             Delivery                 System     Transition
                              Service   Distribution  Benefits     Charge
                              -------   ------------  --------     ------
               $/month        $10.00

               All kWh                   $0.04158     $0.00115    $0.00930

         November - April Billing Cycles (Winter):

                               Basic                            Competitive
                             Delivery                 System     Transition
                              Service   Distribution  Benefits     Charge
                              -------   ------------  --------     ------
               $/month        $10.00

               All kWh                   $0.03518     $0.00115    $0.00930

     B. MINIMUM $ 10.00 per month

                           (CONTINUED ON REVERSE SIDE)

                                                                           DA-R1
                                                                 A.C.C. No. 5350
                                                                     Page 2 of 2

     ADJUSTMENTS

     1. When Metering, Meter Reading or Consolidated Billing are provided by the Customer's ESP, the monthly bill will be credited as follows:

                  Meter             $4.00 per month
                  Meter Reading     $1.69 per month
                  Billing           $1.33 per month

     2. The monthly bill is also subject to the applicable proportionate part of any taxes, or governmental impositions which are or may in the future be assessed on the basis of gross revenues of the Company and/or the price or revenue from the electric service sold and/or the volume of energy delivered or purchased for sale and/or sold hereunder.

SERVICES ACQUIRED FROM CERTIFICATED ELECTRIC SERVICE PROVIDERS

     Customers served under this rate schedule are responsible for acquiring their own generation and any other required competitively supplied services from an ESP. The Company will provide and bill its transmission and ancillary services on rates approved by the Federal Energy Regulatory Commission to the Scheduling Coordinator who provides transmission service to the Customer's ESP. The Customer's ESP must submit a Direct Access Service Request pursuant to the terms and conditions in Schedule #10.

ON-SITE GENERATION TERMS AND CONDITIONS

     Customers served under this rate schedule who have on-site generation connected to the Company's electrical delivery grid shall enter into an Agreement for Interconnection with the Company which shall establish all pertinent details related to interconnection and other required service standards. The Customer does not have the option to sell power and energy to the Company under this tariff.

TERMS AND CONDITIONS

     This rate schedule is subject to the Company's Terms and Conditions for Standard Offer and Direct Access Services (Schedule #1) and Schedule #10. These schedules have provisions that may affect customer's monthly bill.

                                                                       EXHIBIT A
                                                                          DA-GS1

                             ELECTRIC DELIVERY RATES


ARIZONA PUBLIC SERVICE COMPANY                     A.C.C. No. 5351
Phoenix, Arizona                                   Tariff or Schedule No. DA-GS1
Filed by:  Alan Propper                            Original Tariff
Title:  Director, Pricing and Regulation           Effective:  October 1, 1999

                                  DIRECT ACCESS
                                 GENERAL SERVICE

AVAILABILITY

     This rate schedule is available in all certificated retail delivery service territory served by Company at all points where facilities of adequate capacity and the required phase and suitable voltage are adjacent to the premises served.

APPLICATION

     This rate schedule is applicable to customers receiving electric energy on a direct access basis from any certificated Electric Service Provider (ESP) as defined in A.A.C. R14-2-1603. This rate schedule is applicable to all electric service required when such service is supplied at one point of delivery and measured through one meter. For those customers whose electricity is delivered through more than one meter, service for each meter shall be computed separately under this rate unless conditions in accordance with the Company's Schedule #4 (Totalized Metering of Multiple Service Entrance Sections At a Single Premise for Standard Offer and Direct Access Service) are met. For those service locations where electric service has historically been measured through two meters, when one of the meters was installed pursuant to a water heating rate schedule no longer in effect, the electric service measured by such meters shall be combined for billing purposes.

     This rate schedule shall become effective as defined in Company's Terms and Conditions for Direct Access (Schedule #10).

     This rate schedule is not applicable to residential service, resale service or direct access service which qualifies for Rate Schedule DA-GS10.

TYPE OF SERVICE

     Service shall be single or three phase, 60 Hertz, at one standard voltage as may be selected by customer subject to availability at the customer's premise. Three phase service is furnished under the Company's Conditions Governing Extensions of Electric Distribution Lines and Services (Schedule #3). Transformation equipment is included in cost of extension. Three phase service is not furnished for motors of an individual rated capacity of less than 7-1/2 HP, except for existing facilities or where total aggregate HP of all connected three phase motors exceed 12 HP. Three phase service is required for motors of an individual rated capacity of more than 7-1/2 HP.

METERING REQUIREMENTS

     All customers shall comply with the terms and conditions for load profiling or hourly metering specified in the Company's Schedule #10.

MONTHLY BILL

     The monthly bill shall be the greater of the amount computed under A. or B. below, including the applicable Adjustments.

     A. RATE

     June - October Billing Cycles (Summer):

                                  Basic                             Competitive
                                 Delivery                 System     Transition
                                 Service   Distribution  Benefits      Charge
                                 -------   ------------  --------      ------
               $/month            $12.50

               Per kW over 5                $0.721

               Per kWh for the
               first 2,500 kWh              $0.04255

               Per kWh for the
               next 100 kWh
               per kW over 5                $0.04255

               Per kWh for the
               next 42,000 kWh              $0.02901

               Per kWh for all
               additional kWh               $0.01811

               Per all kWh                               $0.00115

               Per all kW                                              $2.43

                           (CONTINUED ON REVERSE SIDE)

                                                                          DA-GS1
                                                                 A.C.C. No. 5351
                                                                     Page 2 of 3

     A. RATE (continued)

     November - May Billing Cycles (Winter):

                                  Basic                            Competitive
                                 Delivery                System     Transition
                                 Service   Distribution  Benefits     Charge
                                 -------   ------------  --------     ------
               $/month            $12.50

               Per kW over 5                $0.652

               Per kWh for the
               first 2,500 kWh              $0.03827

               Per kWh for the
               next 100 kWh
               per kW over 5                $0.03827

               Per kWh for the              $0.02600
               next 42,000 kWh

               Per kWh for all              $0.01614
               additional  kWh

               Per all kWh                               $0.00115

               Per all kW                                              $2.43


               PRIMARY AND TRANSMISSION LEVEL SERVICE:

               1.   For customers served at primary voltage (12.5kV to below
                    69kV), the Distribution charge will be discounted by 11.6%.
               2. For customers served at transmission voltage (69kV or higher), the Distribution charge will be discounted 52.6%.
               3. Pursuant to A.A.C. R14-2-1612.K.11, the Company shall retain ownership of Current Transformers (CT's) and Potential Transformers (PT's) for those customers taking service at voltage levels of more than 25kV. For customers whose metering services are provided by an ESP, a monthly facilities charge will be billed, in addition to all other applicable charges shown above, as determined in the service contract based upon the Company's cost of CT and PT ownership, maintenance and operation.

               DETERMINATION OF KW

               The kW used for billing purposes shall be the average kW supplied during the 15-minute period of maximum use during the month, as determined from readings of the delivery meter.

     B. MINIMUM

               $12.50 plus $1.74 for each kW in excess of five of either the highest kW established during the 12 months ending with the current month or the minimum kW specified in the agreement for service, whichever is the greater.

     ADJUSTMENTS

     1. When Metering, Meter Reading or Consolidated Billing are provided by the Customer's ESP, the monthly bill will be credited as follows:

                      Meter               $7.62 per month
                      Meter Reading       $1.69 per month
                      Billing             $1.33 per month

     2. The monthly bill is also subject to the applicable proportionate part of any taxes, or governmental impositions which are or may in the future be assessed on the basis of gross revenues of the Company and/or the price or revenue from the electric service sold and/or the volume of energy delivered or purchased for sale and/or sold hereunder.

SERVICES ACQUIRED FROM CERTIFICATED ELECTRIC SERVICE PROVIDERS

     Customers served under this rate schedule are responsible for acquiring their own generation and any other required competitively supplied services from an ESP or under the Company's Open Access Transmission Tariff. The Company will provide and bill its transmission and ancillary services on rates approved by the Federal Energy Regulatory Commission to the Scheduling Coordinator who provides transmission service to the Customer's ESP. The Customer's ESP must submit a Direct Access Service Request pursuant to the terms and conditions in Schedule #10.

                              (CONTINUED ON PAGE 3)

                                                                          DA-GS1
                                                                 A.C.C. No. 5351
                                                                     Page 3 of 3
ON-SITE GENERATION TERMS AND CONDITIONS

     Customers served under this rate schedule who have on-site generation connected to the Company's electrical delivery grid shall enter into an Agreement for Interconnection with the Company which shall establish all pertinent details related to interconnection and other required service standards. The Customer does not have the option to sell power and energy to the Company under this tariff.

CONTRACT PERIOD

     0 - 1,999 kW:          As provided in Company's standard agreement for
                            service.
     2,000 kW and above:    Three (3) years, or longer, at Company's option for
                            initial period when construction is required.  One
                            (1) year, or longer, at Company's option when construction is not required.

TERMS AND CONDITIONS

     This rate schedule is subject to Company's Terms and Conditions for Standard Offer and Direct Access Service (Schedule #1) and the Company's Schedule #10. These Schedules have provisions that may affect customer's monthly bill.

                                                                       EXHIBIT A
                                                                         DA-GS10

                             ELECTRIC DELIVERY RATES

ARIZONA PUBLIC SERVICE COMPANY                    A.C.C. No. 5352
Phoenix, Arizona                                  Tariff or Schedule No. DA-GS10
Filed by:  Alan Propper                           Original Tariff
Title:  Director, Pricing and Regulation          Effective:  October 1, 1999

                                  DIRECT ACCESS
                           EXTRA LARGE GENERAL SERVICE

AVAILABILITY

     This rate schedule is available in all certificated retail delivery service territory served by Company at all points where facilities of adequate capacity and the required phase and suitable voltage are adjacent to the premises served.

APPLICATION

     This rate schedule is applicable to customers receiving electric energy on a direct access basis from any certificated Electric Service Provider (ESP) as defined in A.A.C. R14-2-1603. This rate schedule is applicable only to customers whose monthly maximum demand is 3,000 kW or more for three (3) consecutive months in any continuous twelve (12) month period ending with the current month. Service must be supplied at one point of delivery and measured through one meter unless otherwise specified by individual customer contract. For those customers whose electricity is delivered through more than one meter, service for each meter shall be computed separately under this rate unless conditions in accordance with the Company's Schedule #4 (Totalized Metering of Multiple Service Entrance Sections At a Single Premise for Standard Offer and Direct Access Service) are met.

     This rate schedule is not applicable to resale service.

     This rate schedule shall become effective as defined in Company's Terms and Conditions for Direct Access (Schedule #10).

TYPE OF SERVICE

     Service shall be three phase, 60 Hertz, at Company's standard voltages that are available within the vicinity of customer's premise.

METERING REQUIREMENTS

     All customers shall comply with the terms and conditions for hourly metering specified in Schedule #10.

MONTHLY BILL

     The monthly bill shall be the greater of the amount computed under A. or B. below, including the applicable Adjustments.

     A. RATE

                                 Basic                             Competitive
                               Delivery                   System    Transition
                                Service   Distribution   Benefits     Charge
                                -------   ------------   --------     ------
                  $/month      $2,430.00

                  per kW                   $3.53                      $2.82

                  per kWh                  $0.00999     $0.00115

               PRIMARY AND TRANSMISSION LEVEL SERVICE:

                    1. For customers served at primary voltage (12.5kV to below 69kV), the Distribution charge will be discounted by 4.8%.

                    2. For customers served at transmission voltage (69kV or higher), the Distribution charge will be discounted 36.7%.

                    3. Pursuant to A.A.C. R14-2-1612.K.11, the Company shall retain ownership of Current Transformers (CT's) and Potential Transformers (PT's) for those customers taking service at voltage levels of more than 25 kV. For customers whose metering services are provided by an ESP, a monthly facilities charge will be billed, in addition to all other applicable charges shown above, as determined in the service contract based upon the Company's cost of CT and PT ownership, maintenance and operation.

               DETERMINATION OF KW

               The kW used for billing purposes shall be the greater of:

                    1. The kW used for billing purposes shall be the average kW supplied during the 15-minute period (or other period as specified by individual customer's contract) of maximum use during the month, as determined from readings of the delivery meter.

                    2. The minimum kW specified in the agreement for service or individual customer contract.

                           (CONTINUED ON REVERSE SIDE)

                                                                         DA-GS10
                                                                 A.C.C. No. 5352
                                                                     Page 2 of 2
     B. MINIMUM

          $2,430.00 per month plus $1.74 per kW per month.

     ADJUSTMENTS

     1. When Metering, Meter Reading or Consolidated Billing are provided by the Customer's ESP, the monthly bill will be credited as follows:

                          Meter         $154.15 per month
                          Meter Reading   $1.69 per month
                          Billing         $1.33 per month

     2. The monthly bill is also subject to the applicable proportionate part of any taxes, or governmental impositions which are or may in the future be assessed on the basis of gross revenues of the Company and/or the price or revenue from the electric service sold and/or the volume of energy delivered or purchased for sale and/or sold hereunder.

SERVICES ACQUIRED FROM CERTIFICATED ELECTRIC SERVICE PROVIDERS

     Customers served under this rate schedule are responsible for acquiring their own generation and any other required competitively supplied services from an ESP. T he Company will provide and bill its transmission and ancillary services on rates approved by the Federal Energy Regulatory Commission to the Scheduling Coordinator who provides transmission service to the Customer's ESP. The Customer's ESP must submit a Direct Access Service Request pursuant to the terms and conditions in Schedule #10.

ON-SITE GENERATION TERMS AND CONDITIONS

     Customers served under this rate schedule who have on-site generation connected to the Company's electrical delivery grid shall enter into an Agreement for Interconnection with the Company which shall establish all pertinent details related to interconnection and other required service standards. The Customer does not have the option to sell power and energy to the Company under this tariff.

CONTRACT PERIOD

     For service locations in:

          a) Isolated Areas: Ten (10) years, or longer, at Company's option, with standard seven (7) year termination period.

          b)   Other Areas: Three (3) years, or longer, at Company's option.

TERMS AND CONDITIONS

     This rate schedule is subject to Company's Terms and Conditions for Standard Offer and Direct Access Service (Schedule #1) and the Company's Schedule #10. These schedules have provisions that may affect customer's monthly bill.

                                                                       EXHIBIT A
                                                                         DA-GS11
                             ELECTRIC DELIVERY RATES

ARIZONA PUBLIC SERVICE COMPANY                    A.C.C. No. 5395
Phoenix, Arizona                                  Tariff or Schedule No. DA-GS11
Filed by:  Alan Propper                           Original Tariff
Title:  Director, Pricing and Regulation          Effective:  October 1, 1999

                                  DIRECT ACCESS
                                 RALSTON PURINA

AVAILABILITY

     This rate schedule is available in all certificated retail delivery service territory served by Company at all points where facilities of adequate capacity and the required phase and suitable voltage are adjacent to the premises served.

APPLICATION

     This rate schedule is applicable only to Ralston Purina (Site #863970289) when it receives electric energy on a direct access basis from any certificated Electric Service Provider (ESP) as defined in A.A.C. R14-2-1603. Service must be supplied as specified by individual customer contract and the Company's Schedule #4 (Totalized Metering of Multiple Service Entrance Sections At a Single Premise for Standard Offer and Direct Access Service).

     This rate schedule is not applicable to resale service.

     This rate schedule shall become effective as defined in Company's Terms and Conditions for Direct Access (Schedule #10).

TYPE OF SERVICE

     Service shall be three phase, 60 Hertz, at 12.5 kV.

METERING REQUIREMENTS

     Customer shall comply with the terms and conditions for hourly metering specified in Schedule #10.

MONTHLY BILL

     The monthly bill shall be the greater of the amount computed under A. or B. below, including the applicable Adjustments.

     A. RATE

                                 Basic                             Competitive
                               Delivery                   System    Transition
                                Service   Distribution   Benefits     Charge
                                -------   ------------   --------     ------
                  $/month      $2,430.00

                  per kW                   $2.58                      $1.86

                  per kWh                  $0.00732      $0.00115


               DETERMINATION OF KW

               The kW used for billing purposes shall be the greater of:

               1. The kW used for billing purposes shall be the average kW supplied during the 15-minute period (or other period as specified by individual customer's contract) of maximum use during the month, as determined from readings of the delivery meter.

               2. The minimum kW specified in the agreement for service or individual customer contract.

     B. MINIMUM

          $2,430.00 per month plus $1.74 per kW per month.

     ADJUSTMENTS

     1. When Metering, Meter Reading or Consolidated Billing are provided by the Customer's ESP, the monthly bill will be credited as follows:

                          Meter          $154.15 per month
                          Meter Reading    $1.69 per month
                          Billing          $1.33 per month

     2. The monthly bill is also subject to the applicable proportionate part of any taxes, or governmental impositions which are or may in the future be assessed on the basis of gross revenues of the Company and/or the price or revenue from the electric service sold and/or the volume of energy delivered or purchased for sale and/or sold hereunder.

                           (CONTINUED ON REVERSE SIDE)

                                                                         DA-GS11
                                                                 A.C.C. No. 5395
                                                                     Page 2 of 2

SERVICES ACQUIRED FROM CERTIFICATED ELECTRIC SERVICE PROVIDERS

     Customer is responsible for acquiring its own generation and any other required competitively supplied services from an ESP. T he Company will provide and bill its transmission and ancillary services on rates approved by the Federal Energy Regulatory Commission to the Scheduling Coordinator who provides transmission service to the Customer's ESP. The Customer's ESP must submit a Direct Access Service Request pursuant to the terms and conditions in Schedule #10.

ON-SITE GENERATION TERMS AND CONDITIONS

     If Customer has on-site generation connected to the Company's electrical delivery grid, it shall enter into an Agreement for Interconnection with the Company which shall establish all pertinent details related to interconnection and other required service standards. The Customer does not have the option to sell power and energy to the Company under this tariff.

TERMS AND CONDITIONS

     This rate schedule is subject to Company's Terms and Conditions for Standard Offer and Direct Access Service (Schedule #1) and the Company's Schedule #10. These schedules have provisions that may affect customer's monthly bill.

                                                                       EXHIBIT A
                                                                         DA-GS12
                             ELECTRIC DELIVERY RATES


ARIZONA PUBLIC SERVICE COMPANY                    A.C.C. No. 5396
Phoenix, Arizona                                  Tariff or Schedule No. DA-GS12
Filed by:  Alan Propper                           Original Tariff
Title:  Director, Pricing and Regulation          Effective:  October 1, 1999

                                  DIRECT ACCESS
                                   BHP COPPER

AVAILABILITY

     This rate schedule is available in all certificated retail delivery service territory served by Company at all points where facilities of adequate capacity and the required phase and suitable voltage are adjacent to the premises served.

APPLICATION

     This rate schedule is applicable only to BHP Copper (Site #774932285) when it receives electric energy on a direct access basis from any certificated Electric Service Provider (ESP) as defined in A.A.C. R14-2-1603. Service must be supplied as specified by individual customer contract and the Company's Schedule #4 (Totalized Metering of Multiple Service Entrance Sections At a Single Premise for Standard Offer and Direct Access Service).

     This rate schedule is not applicable to resale service.

     This rate schedule shall become effective as defined in Company's Terms and Conditions for Direct Access (Schedule #10).

TYPE OF SERVICE

     Service shall be three phase, 60 Hertz, at 12.5 kV or higher.

METERING REQUIREMENTS

     Customer shall comply with the terms and conditions for hourly metering specified in Schedule #10.

MONTHLY BILL

     The monthly bill shall be the greater of the amount computed under A. or B. below, including the applicable Adjustments.

     A. RATE

                                          Distribution
                   Basic    Distribution       at                   Competitive
                 Delivery   at Primary    Transmission    System     Transition
                  Service     Voltage       Voltage      Benefits      Charge
                  -------     -------       -------      --------      ------

      $/month    $2,430.00

      per kW                   $2.35         $1.22                     $1.54

      per kWh                $0.00665       $0.00346     $0.00115

          PRIMARY AND TRANSMISSION LEVEL SERVICE:

               Pursuant to A.A.C. R14-2-1612.K.11, the Company shall retain ownership of Current Transformers (CT's) and Potential Transformers (PT's) for those customers taking service at voltage levels of more than 25 kV. For customers whose metering services are provided by an ESP, a monthly facilities charge will be billed, in addition to all other applicable charges shown above, as determined in the service contract based upon the Company's cost of CT and PT ownership, maintenance and operation.

          DETERMINATION OF KW

          The kW used for billing purposes shall be the greater of:

     1. The kW used for billing purposes shall be the average kW supplied during the 30-minute period (or other period as specified by individual customer's contract) of maximum use during the month, as determined from readings of the delivery meter.

     2. The minimum kW specified in the agreement for service or individual customer contract.

     B. MINIMUM

              $2,430.00 per month plus $1.74 per kW per month.

                           (CONTINUED ON REVERSE SIDE)

                                                                         DA-GS12
                                                                 A.C.C. No. 5396
                                                                     Page 2 of 2

         ADJUSTMENTS

          1. When Metering, Meter Reading or Consolidated Billing are provided by the Customer's ESP, the monthly bill will be credited as follows:

                      Meter           $154.15 per month
                      Meter Reading     $1.69 per month
                      Billing           $1.33 per month

          2. The monthly bill is also subject to the applicable proportionate part of any taxes, or governmental impositions which are or may in the future be assessed on the basis of gross revenues of the Company and/or the price or revenue from the electric service sold and/or the volume of energy delivered or purchased for sale and/or sold hereunder.

SERVICES ACQUIRED FROM CERTIFICATED ELECTRIC SERVICE PROVIDERS

     Customer is responsible for acquiring its own generation and any other required competitively supplied services from an ESP. T he Company will provide and bill its transmission and ancillary services on rates approved by the Federal Energy Regulatory Commission to the Scheduling Coordinator who provides transmission service to the Customer's ESP. The Customer's ESP must submit a Direct Access Service Request pursuant to the terms and conditions in Schedule #10.

ON-SITE GENERATION TERMS AND CONDITIONS

     If Customer has on-site generation connected to the Company's electrical delivery grid, it shall enter into an Agreement for Interconnection with the Company which shall establish all pertinent details related to interconnection and other required service standards. The Customer does not have the option to sell power and energy to the Company under this tariff.

TERMS AND CONDITIONS

     This rate schedule is subject to Company's Terms and Conditions for Standard Offer and Direct Access Service (Schedule #1) and the Company's Schedule #10. These schedules have provisions that may affect customer's monthly bill.

                                                                       EXHIBIT A
                                                                         DA-GS13
                             ELECTRIC DELIVERY RATES


ARIZONA PUBLIC SERVICE COMPANY                    A.C.C. No. 5397
Phoenix, Arizona                                  Tariff or Schedule No. DA-GS13
Filed by:  Alan Propper                           Original Tariff
Title:  Director, Pricing and Regulation          Effective:  October 1, 1999

                                  DIRECT ACCESS
                                  CYPRUS BAGDAD

AVAILABILITY

     This rate schedule is available in all certificated retail delivery service territory served by Company at all points where facilities of adequate capacity and the required phase and suitable voltage are adjacent to the premises served.

APPLICATION

     This rate schedule is applicable only to Cyprus Bagdad (Site #120932284) when it receives electric energy on a direct access basis from any certificated Electric Service Provider (ESP) as defined in A.A.C. R14-2-1603. Service must be supplied as specified by individual customer contract and the Company's Schedule #4 (Totalized Metering of Multiple Service Entrance Sections At a Single Premise for Standard Offer and Direct Access Service).

     This rate schedule is not applicable to resale service.

     This rate schedule shall become effective as defined in Company's Terms and Conditions for Direct Access (Schedule #10).

TYPE OF SERVICE

     Service shall be three phase, 60 Hertz, at 115 kV or higher.

METERING REQUIREMENTS

     Customer shall comply with the terms and conditions for hourly metering specified in Schedule #10.

MONTHLY BILL

     The monthly bill shall be the greater of the amount computed under A. or B. below, including the applicable Adjustments.

     A. RATE

                           Basic                             Competitive
                         Delivery                   System    Transition
                          Service   Distribution   Benefits     Charge
                          -------   ------------   --------     ------
            $/month      $2,430.00

            per kW                   $1.05                     $1.34

            per kWh                  $0.00298     $0.00115


          PRIMARY AND TRANSMISSION LEVEL SERVICE:

               Pursuant to A.A.C. R14-2-1612.K.11, the Company shall retain ownership of Current Transformers (CT's) and Potential Transformers (PT's) for those customers taking service at voltage levels of more than 25 kV. For customers whose metering services are provided by an ESP, a monthly facilities charge will be billed, in addition to all other applicable charges shown above, as determined in the service contract based upon the Company's cost of CT and PT ownership, maintenance and operation.

          DETERMINATION OF KW

          The kW used for billing purposes shall be the greater of:

          1. The kW used for billing purposes shall be the average kW supplied during the 30-minute period (or other period as specified by individual customer's contract) of maximum use during the month, as determined from readings of the delivery meter.

          2. The minimum kW specified in the agreement for service or individual customer contract.

     B. MINIMUM

          $2,430.00 per month plus $1.74 per kW per month, until June 30, 2004 when this minimum will no longer be applicable.

                           (CONTINUED ON REVERSE SIDE)

                                                                         DA-GS13
                                                                 A.C.C. No. 5397
                                                                     Page 2 of 2

     ADJUSTMENTS

     1. When Metering, Meter Reading or Consolidated Billing are provided by the Customer's ESP, the monthly bill will be credited as follows:

                          Meter         $154.15 per month
                          Meter Reading   $1.69 per month
                          Billing         $1.33 per month

     2. The monthly bill is also subject to the applicable proportionate part of any taxes, or governmental impositions which are or may in the future be assessed on the basis of gross revenues of the Company and/or the price or revenue from the electric service sold and/or the volume of energy delivered or purchased for sale and/or sold hereunder.

SERVICES ACQUIRED FROM CERTIFICATED ELECTRIC SERVICE PROVIDERS

     Customer is responsible for acquiring its own generation and any other required competitively supplied services from an ESP. T he Company will provide and bill its transmission and ancillary services on rates approved by the Federal Energy Regulatory Commission to the Scheduling Coordinator who provides transmission service to the Customer's ESP. The Customer's ESP must submit a Direct Access Service Request pursuant to the terms and conditions in Schedule #10.

ON-SITE GENERATION TERMS AND CONDITIONS

     If Customer has on-site generation connected to the Company's electrical delivery grid, it shall enter into an Agreement for Interconnection with the Company which shall establish all pertinent details related to interconnection and other required service standards. The Customer does not have the option to sell power and energy to the Company under this tariff.

TERMS AND CONDITIONS

     This rate schedule is subject to Company's Terms and Conditions for Standard Offer and Direct Access Service (Schedule #1) and the Company's Schedule #10. These schedules have provisions that may affect customer's monthly bill.

ARIZONA PUBLIC SERVICE COMPANY                                        Exhibit A
Competitive Transition Charges                                        5/13/99
By Direct Access Rate Classes                                         Schedule A

                                               Competition Transition Charges Effective January 1 of
Line                                        ------------------------------------------------------------
 #        Direct Access Rate Class          1999       2000        2001       2002       2003       2004
----      ------------------------          ----       ----        ----       ----       ----       ----
 1   Residential, DA-R1 (per kWh)          $0.0093    $0.0084    $0.0063    $0.0056    $0.0050    $0.0036
 2   Under 3 mW, DA-GS1, (per kW/mo.)      $  2.43    $  2.20    $  1.66    $  1.46    $  1.30    $  0.94
 3   3 mW and Above, DA-GS10 (per kW/mo.)  $  2.82    $  2.55    $  1.89    $  1.72    $  1.51    $  1.09
 4   BHP Copper (per kW/mo.)               $  1.54    $  1.53    $  1.06    $  0.95    $  0.83    $  0.61
 5   Cyprus Copper (per kW/mo.)            $  1.34    $  1.46    $  1.05    $  0.94    $  0.82    $  0.61
 6   Ralston Purina (per kW/mo.)           $  1.86    $  1.98    $  1.50    $  1.34    $  1.18    $  0.87

 7   Average Retail (per kWh)              $0.0067    $0.0061    $0.0054    $0.0048    $0.0043    $0.0031

Charges are based upon recovery of $350 million NPV derived from APS' Compliance Filing of 8/21/98 as adjusted to synchronize Direct Access and Standard Offer revenue decreases.

ARIZONA PUBLIC SERVICE COMPANY                                        Exhibit A
Distribution Charges                                                  5/13/99
By Direct Access Rate Classes                                         Schedule B

                                                                   Distribution Charges Effective January 1 of
 Line                                                     ------------------------------------------------------------
  #           Direct Access Rate Class                    1999       2000       2001      2002        2003      2004(a)
 ----         ------------------------                    ----       ----       ----      ----        ----      ------
       RESIDENTIAL, DA-R1
  1           Summer per kWh                            $0.04158   $0.04041   $0.03934   $0.03837   $0.03748   $0.03689
  2           Winter per kWh                            $0.03518   $0.03419   $0.03329   $0.03247   $0.03172   $0.03122

       DA-GS1 (UNDER 3 MW)
         Summer Rates
  3        per kW for all kW over 5                     $0.721     $0.691     $  0.663   $  0.638    $ 0.615   $  0.600
  4        per kWh for the first 2,500 kWh              $0.04255   $0.04075   $0.03912   $0.03763   $0.03627   $0.03537
  5        per kWh for the next 100 kWh per kW over 5   $0.04255   $0.04075   $0.03912   $0.03763   $0.03627   $0.03537
  6        per kWh for the next 42,000 kWh              $0.02901   $0.02779   $0.02667   $0.02565   $0.02473   $0.02411
  7        per kWh for all additional kWh               $0.01811   $0.01735   $0.01665   $0.01602   $0.01544   $0.01506
         Winter Rates
  8        per kW for all kW over 5                     $0.652     $  0.624   $   0.599  $  0.576    $ 0.555   $  0.541
  9        per kWh for the first 2,500 kWh              $0.03827   $0.03666   $0.03519   $0.03385   $0.03263   $0.03182
  10       per kWh for the next 100 kWh per kW over 5   $0.03827   $0.03666   $0.03519   $0.03385   $0.03263   $0.03182
  11       per kWh for the next 42,000 kWh              $0.02600   $0.02490   $0.02390   $0.02299   $0.02216   $0.02161
  12       per kWh for all additional kWh               $0.01614   $0.01546   $0.01484   $0.01427   $0.01376   $0.01342
         Voltage Discounts
  13       Primary Voltage                                  11.6%      12.1%      12.6%      13.1%      13.6%      13.9%
  14       Transmission Voltage                             52.6%      54.9%      57.2%      59.5%      61.7%      63.3%

       DA-GS10 (3 MW AND ABOVE)
  15       per kW                                       $   3.53   $   3.33   $   3.15   $   2.98   $   2.83   $   2.73
  16       per kWh                                      $0.00999   $0.00943   $0.00892   $0.00845   $0.00802   $0.00774
          Voltage Discounts
  17       Primary Voltage Discount                          4.8%       5.1%       5.3%       5.6%       5.9%       6.2%
  18       Transmission Voltage Discount                    36.7%      38.9%      41.1%      43.4%      45.8%      47.4%

       DA-GS11 (RALSTON PURINA)
  19       per kW                                       $   2.58   $   2.71   $   2.57   $   2.44   $   2.32   $   2.25
  20       per kWh                                      $0.00732   $0.00767   $0.00727   $0.00691   $0.00657   $0.00635

       DA-GS12 (BHP COPPER)
  21      Primary Voltage Delivery  per kW              $   2.35   $   2.30   $   2.16   $   2.07   $   1.99   $   1.93
  22                                per kWh             $0.00665   $0.00651   $0.00611   $0.00585   $0.00561   $0.00546
  23      Transmission Voltage Delivery  per kW         $   1.22   $   1.17   $   1.03   $   0.94   $   0.85   $   0.80
  24                                     per kWh        $0.00346   $0.00332   $0.00292   $0.00266   $0.00242   $0.00227

       DA-GS13 (CYPRUS BAGDAD)
  25          per kW                                    $   1.05   $   1.21   $   1.03   $   0.94   $   0.85   $   0.80
  26          per kWh                                   $0.00297   $0.00343   $0.00292   $0.00266   $0.00242   $0.00227


(a) Transmission voltage customers will not pay Distribution Charges after June 30, 2004

                                                                      Exhibit A
                                                                      5/14/99
                                                                      Schedule C

                         ARIZONA PUBLIC SERVICE COMPANY
                     Regulatory Asset Amortization Schedule
                             (Millions of Dollars)


                                                      1/1 - 6/30
   1999       2000       2001       2002      2003      2004(1)       Total(2)
   ----       ----       ----       ----      ----      -------       --------

   164        158         145       115        86         18             686



(1)  Amortization ends 6/30/2004

(2)  Includes the disallowance from Section 3.3

1999    Residential                                   20                 .93
        General Service less than 3MW                 20                2.43
        General Service greater than 3MW              20                2.82
        BHP Copper                                    20                1.54
        Cyprus Copper                                 20                1.34
        Ralston Purina                                20                1.86

2000    Residential                                   20                 .84
        General Service less than 3MW                 20                2.20
        General Service greater than 3MW              20                2.55
        BHP Copper                                    20                1.53
        Cyprus Copper                                 20                1.46
        Ralston Purina                                20                1.98

2001    Residential                                   100                .63
        General Service less than 3MW                 100               1.66
        General Service greater than 3MW              100               1.89
        BHP Copper                                    100               1.06
        Cyprus Copper                                 100               1.05
        Ralston Purina                                100               1.50

2002    Residential                                   100                .56
        General Service less than 3MW                 100               1.46
        General Service greater than 3MW              100               1.72
        BHP Copper                                    100                .95
        Cyprus Copper                                 100                .94
        Ralston Purina                                100               1.34

2003    Residential                                   100                .50
        General Service less than 3MW                 100               1.30
        General Service greater than 3MW              100               1.51
        BHP Copper                                    100                .83
        Cyprus Copper                                 100                .82
        Ralston Purina                                100               1.18

2004    Residential                                   100                .36
        General Service less than 3MW                 100                .94
        General Service greater than 3MW              100               1.09
        BHP Copper                                    100                .61
        Cyprus Copper                                 100                .61
        Ralston Purina                                100                .87

----------
1 This formula assumes no change in APS' distribution service territory. In the event of any material change (e.g. by purchase, sale, expansion, condemnation, etc.) the formula will be adjusted such that APS receives the same opportunity to recover the agreed upon level of costs.

2 General Service unmetered loads will have a demand calculated for CTC purposes based on contract energy.

3 At the end of 2004 the net present value will be calculated to compare to the $350 million.

                                                                          5/7/99

                                    EXHIBIT C



Generation assets include, but are not limited to, APS' interest in the following generating stations:

         Palo Verde
         Four Corners
         Navajo
         Cholla
         Saguaro
         Ocotillo
         West Phoenix
         Yucca
         Douglas
         Childs
         Irving

Including allocated common and general plant, support assets, associated land, fuel supplies and contracts, etc. Generation assets will not include facilities included in APS' FERC transmission rates.

                                    EXHIBIT D
                             AFFILIATE RULES WAIVERS


R14-2-801(5) and R14-2-803, such that the term "reorganization" does not include, and no Commission approval is required for, corporate restructuring that does not directly involve the utility distribution company ("UDC") in the holding company. For example, the holding company may reorganize, form, buy or sell non-UDC affiliates, acquire or divest interests in non-UDC affiliates, etc., without Commission approval.

R14-2-804(A)

R14-2-805(A) shall apply only to the UDC

R14-2-805(A)(2)

R14-2-805(A)(6)

R14-2-805(A)(9), (10), and (11)

                       RECISION OF PRIOR COMMISSION ORDERS

Section X.C of the "Cogeneration and Small Power Production Policy" attached to Decision No. 52345 (July 27, 1981) regarding reporting requirements for cogeneration information.

Decision No. 55118 (July 24, 1986) - Page 15, Lines 5-1/2 through 13-1/2;
Finding of Fact No. 24 relating to reporting requirements under the abolished PPFAC.

Decision No. 55818 (December 14, 1987) in its entirety. This decision related to APS Schedule 9 (Industrial Development Rate) which was terminated by the Commission in Decision No. 59329 (October 11, 1995).

9th and 10th Ordering Paragraphs of Decision No. 56450 (April 13, 1989) regarding reporting requirements under the abolished PPFAC.

                     [LETTERHEAD OF ARIZONA PUBLIC SERVICE]

                                December 1, 1999


Docket Control
Arizona Corporation Commission
1200 West Washington
Phoenix, Arizona 85007

     Re:  APS Settlement Proceeding
          ACC Docket Nos. E-01345A-98-0473, E-01345A-97-0773, RE-00000C-94-0165

Dear Sir or Madam:

     Pursuant to the Opinion and Order, Decision No. 61973 in the above referenced Dockets, Arizona Public Service is filing an Addendum to the Settlement Agreement incorporating the modifications required by that Decision. This Addendum has been reviewed and executed by all signatories to the original APS Settlement Agreement.

     If you have any questions regarding this filing, please contact me at
(602)250-2310.

                                        Sincerely,

                                        Jana Van Ness

                                        Jana Van Ness
                                        Manager
                                        State Regulations

Attachment

Cc:  Docket Control (18 copies plus original)
     Parties of Record

                        ADDENDUM TO SETTLEMENT AGREEMENT

     This Addendum is to the Settlement Agreement dated May 14, 1999 (hereafter "Agreement") between Arizona Public Service Company ("APS" or "Company") and the various signatories to the Agreement (collectively with APS, the "Parties"). By signing this Addendum to Settlement Agreement ("Addendum"), the Parties intend to revise certain provisions of the Agreement as directed by the Arizona Corporation Commission ("Commission") in Decision No. 61973 (October 6, 1999) ("Decision"). The Decision adopted and approved the Agreement subject to certain modifications.

                                       I.
                            INTRODUCTION AND RECITALS

     1. On May 14, 1999, the Parties entered into the Agreement;

     2. On May 17, 1999, APS filed with the Commission a Notice of Filing Application for Approval of Settlement Agreement and Request for Procedural Order.

     3. Commencing on July 14, 1999, and pursuant to a Procedural Order issued by the Hearing Division of the Commission, a full public evidentiary hearing on the Agreement was conducted.

     4. On October 6, 1999, the Commission issued its Decision No. 61973 adopting and approving the Agreement as modified in the Decision.

     5. The Parties now wish to enter into this Addendum to revise the Agreement as directed in the Decision.

                                       II.
                               ADDENDUM AGREEMENT

     1. METERING, METER READING, AND BILLING CREDITS

          A. The Company's revised unbundled rates and charges reflecting the metering, meter reading, and billing credits required by the Decision are attached hereto as Revised Exhibit A.

          B. The revised unbundled rates and charges in Revised Exhibit A to this Addendum are substituted for the corresponding tariffs in Exhibit A to the Agreement.

          C. Schedules A through C of Exhibit A to the Agreement are not affected by this Addendum and were adopted and approved by the Commission in the Decision as originally proposed in the Agreement.

     2. ADVANCED NOTICE FOR LARGE CUSTOMERS. Section 2.3 of the Agreement is replaced with and superceded by the following provision:

          2.3. Customers greater than 3 MW who choose a direct access supplier must either (a) give APS one year's advance notice before being eligible to return to Standard Offer service, or (b) pay APS for all additional costs incurred as a result of the customer returning to Standard Offer service without providing APS at least one year's advance notice.

     3. DEFERRAL OF TRANSFER COSTS. Section 2.6(3) of the Agreement is replaced with and superceded by the following provision:

          (3) compliance with the Electric Competition Rules or Commission-ordered programs or directives related to the implementation of the Electric Competition Rules, as they may be amended from time to time, which costs shall be recovered from all customers receiving services from APS, provided however, that no more than sixty-seven percent (67%) of the costs to transfer generation assets to an affiliate or affiliates shall be allowed to be deferred for future collection under this provision; and

     4. RATE MATTERS. Section 2.8 of the Agreement is replaced with and superceded by the following provision:

          2.8. Neither the Commission nor APS shall be prevented from seeking or authorizing a change in unbundled or Standard Offer rates prior to July 1, 2004, in the event of (a) conditions or circumstances which constitute an emergency, such as an inability to finance on reasonable terms, or (b) material changes in APS' cost of service for Commission-regulated services resulting from federal, tribal, state or local laws, regulatory requirements, judicial decisions, actions or orders. Except for the changes otherwise specifically contemplated by this Agreement, unbundled and Standard Offer rates shall remain unchanged until at least July 1, 2004.

     5. GENERATION AFFILIATE. Section 4.1 of the Agreement is replaced with and superceded by the following provisions:

          4.1. Affiliates.

          (1) The Commission will approve the formation of an affiliate or affiliates of APS to acquire at book value the competitive services and assets as currently required by the Electric Competition Rules. In order to facilitate the separation of such assets efficiently and at the lowest possible cost, the Commission shall grant APS a two-year extension of time until December 31, 2002, to accomplish such separation. A similar two-year extension shall be authorized for compliance with A.A.C. R14-2-1606(B).

          (2) The affiliate or affiliates formed under this Section 4.1 shall be direct subsidiaries of Pinnacle West Capital Corporation, and not APS.

          (3) After the extensions granted in this Section 4.1 have expired, APS shall procure generation for Standard Offer customers from the competitive market as provided for in the Electric Competition Rules. An affiliated generation company formed pursuant to this Section 4.1 may competitively bid for APS' Standard Offer load, but enjoys no automatic privilege outside of the market bid on account of its affiliation with APS.

     6. STATUTORY WAIVERS. Section 4.3 of the Agreement is deleted in its entirety.

     7. WAIVERS OF AFFILIATE INTEREST RULES. The Revised Exhibit D to this Addendum setting forth the Affiliate Rules Waivers is substituted for the corresponding Exhibit D to the Agreement so that the proposed waiver of R14-2-804(A) in the Agreement is deleted.

     8. CONFLICTS WITH ELECTRIC COMPETITION RULES. In reliance upon the Commission's directive in Decision No. 61973 (page 9) that "We want to make it clear that the Commission does not intend to revisit the stranded cost portion of the Agreement. It is also not the Commission's intent to undermine the benefits that parties have bargained for," Section 7.1 is replaced with and superseded by the following provision:

          7.1. Approval of this Agreement by the Commission shall constitute a waiver of any existing Commission order, rule or regulation to the extent necessary to permit performance of the Agreement, as approved by the Commission. Any future Commission order, rule or regulation shall be construed and administered, insofar as possible, in a manner so as not to conflict with the specific provisions of this Agreement, as approved by the Commission. In the event any of the Parties deems a future Commission order, rule or regulation to be inconsistent with the specific provisions of this Agreement, a waiver of the new Commission order, rule or regulation shall be sought.

               Nothing in this Agreement is intended to otherwise interfere with the Commission's ability to exercise its regulatory authority by the issuance of orders, rules or regulations. The requirements of this Agreement shall be performed in accordance with the Commission's Electric Competition Rules including any specific waivers granted by the Commission's order approving this Agreement, except where a specific provision of this Agreement would excuse compliance.

     9. INTERIM CODE OF CONDUCT. Section 7.7 of the Agreement is replaced with and superceded by the following provision:

          7.7. Within thirty (30) days of the date of the Commission decision approving this Agreement pursuant to Section 6.1, APS shall file an initial proposed Code of Conduct to address inter-affiliate relationships involving APS as a utility distribution company as required by the Electric Competition Rules and which includes provisions to govern the supply of generation during the two-year extension provided for by Section 4.1 of this Agreement. Interested parties may provide APS with comments on the initial proposed Code of Conduct within sixty (60) days of the date of the Commission decision approving this Agreement. APS will file a final proposed Code of Conduct for Commission approval within ninety (90) days of the date of the Commission decision approving this Agreement. Until the Commission approves a Code of Conduct for APS, APS will voluntarily comply with the initial proposed Code of Conduct or, once filed, the final proposed Code of Conduct.

     10. Effect of Addendum. Other than as specifically modified by this Addendum, all provisions of the Agreement remain in full force and effect.

AGREED TO AS OF NOVEMBER 24, 1999:

RESIDENTIAL UTILITY                     ARIZONA PUBLIC SERVICE COMPANY
CONSUMER OFFICE


By Barbara Wytaske                      By Jack Davis
   -------------------------------         --------------------------------
Title Acting Director                   Title President Delivery & Sales
      ----------------------------            -----------------------------


ARIZONA COMMUNITY ACTION                (Party)
ASSOCIATION


By Betty Pruitt                         By
   -------------------------------         --------------------------------
Title Acting Executive Director         Title
      ----------------------------            -----------------------------

ARIZONANS FOR ELECTRIC CHOICE           (Party)
AND COMPETITION, a coalition of
companies and associations in support
of competition that includes Cable
Systems International, BHP Copper,      By
Motorola, Chemical Lime, Intel,            --------------------------------
Hughes, Honeywell, Allied Signal,       Title
Cyprus Climax Metals, Asarco, Phelps          -----------------------------
Dodge, Homebuilders of Central Arizona,
Arizona Mining Industry Gets Our
Support, Arizona Food Marketing
Alliance, Arizona Association of
Industries, Arizona Multi-housing
Association, Arizona Rock Products      (Party)
Association, Arizona Restaurant
Association, Arizona Retailers
Association, Boeing, Arizona School
Board Association, National Federation  By
of Independent Business, Arizona           --------------------------------
Hospital Association, Lockheed Martin,
Abbot Labs and Raytheon.                Title
                                              -----------------------------
By Stan Barnes
   -------------------------------
Title President
      ----------------------------

                                     Revised
                                    EXHIBIT D
                             Affiliate Rules Waivers

R14-2-801(5) and R14-2-803, such that the term "reorganization" does not include, and no Commission approval is required for, corporate restructuring that does not directly involve the utility distribution company ("UDC") in the holding company. For example, the holding company may reorganize, form, buy or sell non-UDC affiliates, acquire or divest interests in non-UDC affiliates, etc., without Commission approval.

R14-2-805(A) shall apply only to the UDC

R14-2-805(A)(2)

R14-2-805(A)(6)

R14-2-805(A)(9), (10), and (11)

                      RECISION OF PRIOR COMMISSION ORDERS

Section X.C of the "Cogeneration and Small Power Production Policy" attached to Decision No. 52345 (July 27, 1981) regarding reporting requirements for cogeneration information.

Decision No. 55118 (July 24, 1986) - Page 15, Lines 5-1/2 through 13-1/2;
Finding of Fact No. 24 relating to reporting requirements under the abolished PPFAC.

Decision No. 55818 (December 14, 1987) in its entirety. This decision related to APS Schedule 9 (Industrial Development Rate) which was terminated by the Commission in Decision No. 59329 (October 11, 1995).

9th and 10th Ordering Paragraphs of Decision No. 56450 (April 13, 1989) regarding reporting requirements under the abolished PPFAC.

                                                                          DA-GS1

                             ELECTRIC DELIVERY RATES

ARIZONA PUBLIC SERVICE COMPANY                     A.C.C. No. 5351
Phoenix, Arizona                                   Tariff or Schedule No. DA-GS1
Filed by:  Alan Propper                            Original Tariff
Title:  Director, Pricing and Regulation           Effective: October 1, 1999

                                  DIRECT ACCESS
                                 GENERAL SERVICE

AVAILABILITY

     This rate schedule is available in all certificated retail delivery service territory served by Company at all points where facilities of adequate capacity and the required phase and suitable voltage are adjacent to the premises served.

APPLICATION

     This rate schedule is applicable to customers receiving electric energy on a direct access basis from any certificated Electric Service Provider (ESP) as defined in A.A.C. R14-2-1603. This rate schedule is applicable to all electric service required when such service is supplied at one point of delivery and measured through one meter. For those customers whose electricity is delivered through more than one meter, service for each meter shall be computed separately under this rate unless conditions in accordance with the Company's Schedule #4 (Totalized Metering of Multiple Service Entrance Sections At a Single Premise for Standard Offer and Direct Access Service) are met. For those service locations where electric service has historically been measured through two meters, when one of the meters was installed pursuant to a water heating rate schedule no longer in effect, the electric service measured by such meters shall be combined for billing purposes.

     This rate schedule shall become effective as defined in Company's Terms and Conditions for Direct Access (Schedule #10).

     This rate schedule is not applicable to residential service, resale service or direct access service which qualifies for Rate Schedule DA-GS10.

TYPE OF SERVICE

     Service shall be single or three phase, 60 Hertz, at one standard voltage as may be selected by customer subject to availability at the customer's premise. Three phase service is furnished under the Company's Conditions Governing Extensions of Electric Distribution Lines and Services (Schedule #3). Transformation equipment is included in cost of extension. Three phase service is not furnished for motors of an individual rated capacity of less than 7-1/2 HP, except for existing facilities or where total aggregate HP of all connected three phase motors exceed 12 HP. Three phase service is required for motors of an individual rated capacity of more than 7-1/2 HP.

METERING REQUIREMENTS

     All customers shall comply with the terms and conditions for load profiling or hourly metering specified in the Company's Schedule #10.

MONTHLY BILL

     The monthly bill shall be the greater of the amount computed under A. or B. below, including the applicable Adjustments.

     A. RATE

     June - October Billing Cycles (Summer):

                                  Basic                             Competitive
                                 Delivery                 System     Transition
                                 Service   Distribution  Benefits      Charge
                                 -------   ------------  --------      ------
               $/month            $12.50

               Per kW over 5                $0.721

               Per kWh for the
               first 2,500 kWh              $0.04255

               Per kWh for the
               next 100 kWh
               per kW over 5                $0.04255

               Per kWh for the
               next 42,000 kWh              $0.02901

               Per kWh for all
               additional kWh               $0.01811

               Per all kWh                               $0.00115

               Per all kW                                              $2.43

                          (CONTINUED ON REVERSE SIDE)

                                                                 DA-GS1
                                                                 A.C.C. No. 5351
                                                                 Page 2 of 3

     A. RATE (continued)

         November - May Billing Cycles (Winter):

                                  Basic                            Competitive
                                 Delivery                 System   Transition
                                 Service   Distribution  Benefits    Charge
                                 -------   ------------  --------    ------
               $/month            $12.50

               Per kW over 5                $0.652

               Per kWh for the
               first 2,500 kWh              $0.03827

               Per kWh for the
               next 100 kWh
               per kW over 5                $0.03827

               Per kWh for the              $0.02600
               next 42,000 kWh

               Per kWh for all              $0.01614
               additional  kWh

               Per all kWh                               $0.00115

               Per all kW                                             $2.43


                     PRIMARY AND TRANSMISSION LEVEL SERVICE:

     1. For customers served at primary voltage (12.5kV to below 69kV), the Distribution charge will be discounted by 11.6%.

     2. For customers served at transmission voltage (69kV or higher), the Distribution charge will be discounted 52.6%.

     3. Pursuant to A.A.C. R14-2-1612.K.11, the Company shall retain ownership of Current Transformers (CT's) and Potential Transformers (PT's) for those customers taking service at voltage levels of more than 25kV. For customers whose metering services are provided by an ESP, a monthly facilities charge will be billed, in addition to all other applicable charges shown above, as determined in the service contract based upon the Company's cost of CT and PT ownership, maintenance and operation.

                               DETERMINATION OF KW

The kW used for billing purposes shall be the average kW supplied during the 15-minute period of maximum use during the month, as determined from readings of the delivery meter.

     B. MINIMUM

     $12.50 plus $1.74 for each kW in excess of five of either the highest kW established during the 12 months ending with the current month or the minimum kW specified in the agreement for service, whichever is the greater.

                                   ADJUSTMENTS

     1. When Metering, Meter Reading or Consolidated Billing are provided by the Customer's ESP, the monthly bill will be credited as follows:

                      Meter             $7.62 per month
                      Meter Reading     $1.69 per month
                      Billing           $1.33 per month

     2. The monthly bill is also subject to the applicable proportionate part of any taxes, or governmental impositions which are or may in the future be assessed on the basis of gross revenues of the Company and/or the price or revenue from the electric service sold and/or the volume of energy delivered or purchased for sale and/or sold hereunder.

         SERVICES ACQUIRED FROM CERTIFICATED ELECTRIC SERVICE PROVIDERS

     Customers served under this rate schedule are responsible for acquiring their own generation and any other required competitively supplied services from an ESP or under the Company's Open Access Transmission Tariff. The Company will provide and bill its transmission and ancillary services on rates approved by the Federal Energy Regulatory Commission to the Scheduling Coordinator who provides transmission service to the Customer's ESP. The Customer's ESP must submit a Direct Access Service Request pursuant to the terms and conditions in Schedule #10.

                             (CONTINUED ON PAGE 3)

ON-SITE GENERATION TERMS AND CONDITIONS

     Customers served under this rate schedule who have on-site generation connected to the Company's electrical delivery grid shall enter into an Agreement for Interconnection with the Company which shall establish all pertinent details related to interconnection and other required service standards. The Customer does not have the option to sell power and energy to the Company under this tariff.

CONTRACT PERIOD

  0 - 1,999 kW:         As provided in Company's standard agreement for service.
  2,000 kW and above:   Three (3) years, or longer, at Company's option for
                        initial period when construction is required. One (1) year, or longer, at Company's option when construction is not required.

TERMS AND CONDITIONS

     This rate schedule is subject to Company's Terms and Conditions for Standard Offer and Direct Access Service (Schedule #1) and the Company's Schedule #10. These Schedules have provisions that may affect customer's monthly bill.

                                                                       Exhibit A
                                                                           DA-R1

                             ELECTRIC DELIVERY RATES


ARIZONA PUBLIC SERVICE COMPANY                      A.C.C. No. 5350
Phoenix, Arizona                                    Tariff or Schedule No. DA-R1
Filed by:  Alan Propper                             Original Tariff
Title: Director, Pricing and Regulation             Effective: October 1, 1999

                                  DIRECT ACCESS
                               RESIDENTIAL SERVICE

AVAILABILITY

     This rate schedule is available in all certificated retail delivery service territory served by Company and where facilities of adequate capacity and the required phase and suitable voltage are adjacent to the premises served.

APPLICATION

     This rate schedule is applicable to customers receiving electric energy on a direct access basis from any certificated Electric Service Provider (ESP) as defined in A.A.C. R14-2-1603. This rate schedule is applicable only to electric delivery required for residential purposes in individual private dwellings and in individually metered apartments when such service is supplied at one point of delivery and measured through one meter. For those dwellings and apartments where electric service has historically been measured through two meters, when one of the meters was installed pursuant to a water heating or space heating rate schedule no longer in effect, the electric service measured by such meters shall be combined for billing purposes.

     This rate schedule shall become effective as defined in Company's Terms and Conditions for Direct Access (Schedule #10.)

TYPE OF SERVICE

     Service shall be single phase, 60 Hertz, at one standard voltage (120/240 or 120/208 as may be selected by customer subject to availability at the customer's premise). Three phase service is furnished under the Company's Conditions Governing Extensions of Electric Distribution Lines and Services (Schedule #3). Transformation equipment is included in cost of extension. Three phase service is required for motors of an individual rated capacity of 7-1/2 HP or more.

METERING REQUIREMENTS

     All customers shall comply with the terms and conditions for load profiling or hourly metering specified in Schedule #10.

MONTHLY BILL

     The monthly bill shall be the greater of the amount computed under A. or B. below, including the applicable Adjustments.

     A. RATE

          May - October Billing Cycles (Summer):

                               Basic                            Competitive
                             Delivery                 System    Transition
                              Service   Distribution  Benefits    Charge
                              -------   ------------  --------    ------
               $/month        $10.00

               All kWh                   $0.04158     $0.00115   $0.00930


          November - April Billing Cycles (Winter):

                               Basic                            Competitive
                             Delivery                 System    Transition
                              Service   Distribution  Benefits    Charge
                              -------   ------------  --------    ------
               $/month        $10.00

               All kWh                   $0.03518     $0.00115   $0.00930



     B. MINIMUM $ 10.00 per month

                           (CONTINUED ON REVERSE SIDE)

                                                                 DA-R1
                                                                 A.C.C. No. XXXX
                                                                 Page 2 of 2

     ADJUSTMENTS

          1. When Metering, Meter Reading or Consolidated Billing are provided by the Customer's ESP, the monthly bill will be credited as follows:

                  Meter             $4.00 per month
                  Meter Reading     $1.69 per month
                  Billing           $1.33 per month

          2. The monthly bill is also subject to the applicable proportionate part of any taxes, or governmental impositions which are or may in the future be assessed on the basis of gross revenues of the Company and/or the price or revenue from the electric service sold and/or the volume of energy delivered or purchased for sale and/or sold hereunder.

SERVICES ACQUIRED FROM CERTIFICATED ELECTRIC SERVICE PROVIDERS

     Customers served under this rate schedule are responsible for acquiring their own generation and any other required competitively supplied services from an ESP. The Company will provide and bill its transmission and ancillary services on rates approved by the Federal Energy Regulatory Commission to the Scheduling Coordinator who provides transmission service to the Customer's ESP. The Customer's ESP must submit a Direct Access Service Request pursuant to the terms and conditions in Schedule #10.

ON-SITE GENERATION TERMS AND CONDITIONS

     Customers served under this rate schedule who have on-site generation connected to the Company's electrical delivery grid shall enter into an Agreement for Interconnection with the Company which shall establish all pertinent details related to interconnection and other required service standards. The Customer does not have the option to sell power and energy to the Company under this tariff.

TERMS AND CONDITIONS

     This rate schedule is subject to the Company's Terms and Conditions for Standard Offer and Direct Access Services (Schedule #1) and Schedule #10. These schedules have provisions that may affect customer's monthly bill.

                                                                       Exhibit A
                                                                         DA-GS10

                             ELECTRIC DELIVERY RATES


ARIZONA PUBLIC SERVICE COMPANY                    A.C.C. No. 5352
Phoenix, Arizona                                  Tariff or Schedule No. DA-GS10
Filed by:  Alan Propper                           Original Tariff
Title: Director, Pricing and Regulation           Effective: October 1, 1999

                                  DIRECT ACCESS
                           EXTRA LARGE GENERAL SERVICE

AVAILABILITY

     This rate schedule is available in all certificated retail delivery service territory served by Company at all points where facilities of adequate capacity and the required phase and suitable voltage are adjacent to the premises served.

APPLICATION

     This rate schedule is applicable to customers receiving electric energy on a direct access basis from any certificated Electric Service Provider (ESP) as defined in A.A.C. R14-2-1603. This rate schedule is applicable only to customers whose monthly maximum demand is 3,000 kW or more for three (3) consecutive months in any continuous twelve (12) month period ending with the current month. Service must be supplied at one point of delivery and measured through one meter unless otherwise specified by individual customer contract. For those customers whose electricity is delivered through more than one meter, service for each meter shall be computed separately under this rate unless conditions in accordance with the Company's Schedule #4 (Totalized Metering of Multiple Service Entrance Sections At a Single Premise for Standard Offer and Direct Access Service) are met.

     This rate schedule is not applicable to resale service.

     This rate schedule shall become effective as defined in Company's Terms and Conditions for Direct Access (Schedule #10).

TYPE OF SERVICE

     Service shall be three phase, 60 Hertz, at Company's standard voltages that are available within the vicinity of customer's premise.

METERING REQUIREMENTS

     All customers shall comply with the terms and conditions for hourly metering specified in Schedule #10.

MONTHLY BILL

     The monthly bill shall be the greater of the amount computed under A. or B. below, including the applicable Adjustments.

     A. RATE

                                 Basic                             Competitive
                               Delivery                  System    Transition
                                Service   Distribution  Benefits     Charge
                                -------   ------------  --------     ------
                  $/month      $2,430.00

                  per kW                   $3.53                      $2.82

                  per kWh                  $0.00999     $0.00115


          PRIMARY AND TRANSMISSION LEVEL SERVICE:

          1. For customers served at primary voltage (12.5kV to below 69kV), the Distribution charge will be discounted by 4.8%.

          2. For customers served at transmission voltage (69kV or higher), the Distribution charge will be discounted 36.7%.

          3. Pursuant to A.A.C. R14-2-1612.K.11, the Company shall retain ownership of Current Transformers (CT's) and Potential Transformers (PT's) for those customers taking service at voltage levels of more than 25 kV. For customers whose metering services are provided by an ESP, a monthly facilities charge will be billed, in addition to all other applicable charges shown above, as determined in the service contract based upon the Company's cost of CT and PT ownership, maintenance and operation.

          DETERMINATION OF KW

          The kW used for billing purposes shall be the greater of:

          1. The kW used for billing purposes shall be the average kW supplied during the 15-minute period (or other period as specified by individual customer's contract) of maximum use during the month, as determined from readings of the delivery meter.

          2. The minimum kW specified in the agreement for service or individual customer contract.

                           (CONTINUED ON REVERSE SIDE)

                                                                 DA-GS10
                                                                 A.C.C. No. XXXX
                                                                 Page 2 of 2



     B. MINIMUM

          $2,430.00 per month plus $1.74 per kW per month.

         ADJUSTMENTS

          1. When Metering, Meter Reading or Consolidated Billing are provided by the Customer's ESP, the monthly bill will be credited as follows:

                      Meter             $154.15 per month
                      Meter Reading     $  1.69 per month
                      Billing           $  1.33 per month

          2. The monthly bill is also subject to the applicable proportionate part of any taxes, or governmental impositions which are or may in the future be assessed on the basis of gross revenues of the Company and/or the price or revenue from the electric service sold and/or the volume of energy delivered or purchased for sale and/or sold hereunder.

SERVICES ACQUIRED FROM CERTIFICATED ELECTRIC SERVICE PROVIDERS

     Customers served under this rate schedule are responsible for acquiring their own generation and any other required competitively supplied services from an ESP. T he Company will provide and bill its transmission and ancillary services on rates approved by the Federal Energy Regulatory Commission to the Scheduling Coordinator who provides transmission service to the Customer's ESP. The Customer's ESP must submit a Direct Access Service Request pursuant to the terms and conditions in Schedule #10.

ON-SITE GENERATION TERMS AND CONDITIONS

     Customers served under this rate schedule who have on-site generation connected to the Company's electrical delivery grid shall enter into an Agreement for Interconnection with the Company which shall establish all pertinent details related to interconnection and other required service standards. The Customer does not have the option to sell power and energy to the Company under this tariff.

CONTRACT PERIOD

          For service locations in:

          a) Isolated Areas: Ten (10) years, or longer, at Company's option, with standard seven (7) year termination period.

          b)   Other Areas: Three (3) years, or longer, at Company's option.


TERMS AND CONDITIONS

     This rate schedule is subject to Company's Terms and Conditions for Standard Offer and Direct Access Service (Schedule #1) and the Company's Schedule #10. These schedules have provisions that may affect customer's monthly bill.

                                                                       Exhibit A
                                                                         DA-GS11
                             ELECTRIC DELIVERY RATES


ARIZONA PUBLIC SERVICE COMPANY                    A.C.C. No. 5395
Phoenix, Arizona                                  Tariff or Schedule No. DA-GS11
Filed by:  Alan Propper                           Original Tariff
Title: Director, Pricing and Regulation           Effective: October 1, 1999

                                  DIRECT ACCESS
                                 RALSTON PURINA

AVAILABILITY

     This rate schedule is available in all certificated retail delivery service territory served by Company at all points where facilities of adequate capacity and the required phase and suitable voltage are adjacent to the premises served.

APPLICATION

     This rate schedule is applicable only to Ralston Purina (Site #863970289) when it receives electric energy on a direct access basis from any certificated Electric Service Provider (ESP) as defined in A.A.C. R14-2-1603. Service must be supplied as specified by individual customer contract and the Company's Schedule #4 (Totalized Metering of Multiple Service Entrance Sections At a Single Premise for Standard Offer and Direct Access Service).

     This rate schedule is not applicable to resale service.

     This rate schedule shall become effective as defined in Company's Terms and Conditions for Direct Access (Schedule #10).

TYPE OF SERVICE

     Service shall be three phase, 60 Hertz, at 12.5 kV.

METERING REQUIREMENTS

     Customer shall comply with the terms and conditions for hourly metering specified in Schedule #10.

MONTHLY BILL

     The monthly bill shall be the greater of the amount computed under A. or B. below, including the applicable Adjustments.

     A. RATE

                                 Basic                             Competitive
                               Delivery                  System    Transition
                                Service   Distribution  Benefits     Charge
                                -------   ------------  --------     ------
                  $/month      $2,430.00

                  per kW                   $2.58                      $1.86

                  per kWh                  $0.00732     $0.00115


          DETERMINATION OF KW

          The kW used for billing purposes shall be the greater of:

          1. The kW used for billing purposes shall be the average kW supplied during the 15-minute period (or other period as specified by individual customer's contract) of maximum use during the month, as determined from readings of the delivery meter.

          2. The minimum kW specified in the agreement for service or individual customer contract.

     B. MINIMUM

          $2,430.00 per month plus $1.74 per kW per month.

          ADJUSTMENTS

          1. When Metering, Meter Reading or Consolidated Billing are provided by the Customer's ESP, the monthly bill will be credited as follows:

                      Meter             $154.15 per month
                      Meter Reading     $  1.69 per month
                      Billing           $  1.33 per month

          2. The monthly bill is also subject to the applicable proportionate part of any taxes, or governmental impositions which are or may in the future be assessed on the basis of gross revenues of the Company and/or the price or revenue from the electric service sold and/or the volume of energy delivered or purchased for sale and/or sold hereunder.

                           (CONTINUED ON REVERSE SIDE)

                                                                 DA-GS11
                                                                 A.C.C. No. XXXX
                                                                 Page 2 of 2

SERVICES ACQUIRED FROM CERTIFICATED ELECTRIC SERVICE PROVIDERS

     Customer is responsible for acquiring its own generation and any other required competitively supplied services from an ESP. T he Company will provide and bill its transmission and ancillary services on rates approved by the Federal Energy Regulatory Commission to the Scheduling Coordinator who provides transmission service to the Customer's ESP. The Customer's ESP must submit a Direct Access Service Request pursuant to the terms and conditions in Schedule #10.

ON-SITE GENERATION TERMS AND CONDITIONS

     If Customer has on-site generation connected to the Company's electrical delivery grid, it shall enter into an Agreement for Interconnection with the Company which shall establish all pertinent details related to interconnection and other required service standards. The Customer does not have the option to sell power and energy to the Company under this tariff.

TERMS AND CONDITIONS

     This rate schedule is subject to Company's Terms and Conditions for Standard Offer and Direct Access Service (Schedule #1) and the Company's Schedule #10. These schedules have provisions that may affect customer's monthly bill.

                                                                       Exhibit A
                                                                       DA-GS12

                             ELECTRIC DELIVERY RATES


ARIZONA PUBLIC SERVICE COMPANY                    A.C.C. No. 5396
Phoenix, Arizona                                  Tariff or Schedule No. DA-GS12
Filed by:  Alan Propper                           Original Tariff
Title: Director, Pricing and Regulation           Effective: October 1, 1999

                                  DIRECT ACCESS
                                   BHP COPPER

AVAILABILITY

     This rate schedule is available in all certificated retail delivery service territory served by Company at all points where facilities of adequate capacity and the required phase and suitable voltage are adjacent to the premises served.

APPLICATION

     This rate schedule is applicable only to BHP Copper (Site #774932285) when it receives electric energy on a direct access basis from any certificated Electric Service Provider (ESP) as defined in A.A.C. R14-2-1603. Service must be supplied as specified by individual customer contract and the Company's Schedule #4 (Totalized Metering of Multiple Service Entrance Sections At a Single Premise for Standard Offer and Direct Access Service).

     This rate schedule is not applicable to resale service.

     This rate schedule shall become effective as defined in Company's Terms and Conditions for Direct Access (Schedule #10).

TYPE OF SERVICE

     Service shall be three phase, 60 Hertz, at 12.5 kV or higher.

METERING REQUIREMENTS

     Customer shall comply with the terms and conditions for hourly metering specified in Schedule #10.

MONTHLY BILL

     The monthly bill shall be the greater of the amount computed under A. or B. below, including the applicable Adjustments.

     A. RATE

                                            Distribution
                     Basic    Distribution       at                  Competitive
                   Delivery   at Primary    Transmission    System    Transition
                    Service     Voltage       Voltage      Benefits     Charge
                    -------     -------       -------      --------     ------
        $/month    $2,430.00

        per kW                 $2.35          $1.22                      $1.54

        per kWh                $0.00665       $0.00346     $0.00115


          PRIMARY AND TRANSMISSION LEVEL SERVICE:

               Pursuant to A.A.C. R14-2-1612.K.11, the Company shall retain ownership of Current Transformers (CT's) and Potential Transformers (PT's) for those customers taking service at voltage levels of more than 25 kV. For customers whose metering services are provided by an ESP, a monthly facilities charge will be billed, in addition to all other applicable charges shown above, as determined in the service contract based upon the Company's cost of CT and PT ownership, maintenance and operation.

          DETERMINATION OF KW

          The kW used for billing purposes shall be the greater of:

          1. The kW used for billing purposes shall be the average kW supplied during the 30-minute period (or other period as specified by individual customer's contract) of maximum use during the month, as determined from readings of the delivery meter.

          2. The minimum kW specified in the agreement for service or individual customer contract.

     B. MINIMUM

          $2,430.00 per month plus $1.74 per kW per month.

                           (CONTINUED ON REVERSE SIDE)

                                                                 DA-GS12
                                                                 A.C.C. No. XXXX
                                                                 Page 2 of 2

     ADJUSTMENTS

          1. When Metering, Meter Reading or Consolidated Billing are provided by the Customer's ESP, the monthly bill will be credited as follows:

                      Meter             $154.15 per month
                      Meter Reading     $  1.69 per month
                      Billing           $  1.33 per month

          2. The monthly bill is also subject to the applicable proportionate part of any taxes, or governmental impositions which are or may in the future be assessed on the basis of gross revenues of the Company and/or the price or revenue from the electric service sold and/or the volume of energy delivered or purchased for sale and/or sold hereunder.

SERVICES ACQUIRED FROM CERTIFICATED ELECTRIC SERVICE PROVIDERS

     Customer is responsible for acquiring its own generation and any other required competitively supplied services from an ESP. T he Company will provide and bill its transmission and ancillary services on rates approved by the Federal Energy Regulatory Commission to the Scheduling Coordinator who provides transmission service to the Customer's ESP. The Customer's ESP must submit a Direct Access Service Request pursuant to the terms and conditions in Schedule #10.

ON-SITE GENERATION TERMS AND CONDITIONS

     If Customer has on-site generation connected to the Company's electrical delivery grid, it shall enter into an Agreement for Interconnection with the Company which shall establish all pertinent details related to interconnection and other required service standards. The Customer does not have the option to sell power and energy to the Company under this tariff.

TERMS AND CONDITIONS

     This rate schedule is subject to Company's Terms and Conditions for Standard Offer and Direct Access Service (Schedule #1) and the Company's Schedule #10. These schedules have provisions that may affect customer's monthly bill.

                                                                       Exhibit A
                                                                         DA-GS13
                             ELECTRIC DELIVERY RATES

ARIZONA PUBLIC SERVICE COMPANY                    A.C.C. No. 5397
Phoenix, Arizona                                  Tariff or Schedule No. DA-GS13
Filed by:  Alan Propper                           Original Tariff
Title: Director, Pricing and Regulation           Effective: October 1, 1999

                                  DIRECT ACCESS
                                  CYPRUS BAGDAD

AVAILABILITY

     This rate schedule is available in all certificated retail delivery service territory served by Company at all points where facilities of adequate capacity and the required phase and suitable voltage are adjacent to the premises served.

APPLICATION

     This rate schedule is applicable only to Cyprus Bagdad (Site #120932284) when it receives electric energy on a direct access basis from any certificated Electric Service Provider (ESP) as defined in A.A.C. R14-2-1603. Service must be supplied as specified by individual customer contract and the Company's Schedule #4 (Totalized Metering of Multiple Service Entrance Sections At a Single Premise for Standard Offer and Direct Access Service).

     This rate schedule is not applicable to resale service.

     This rate schedule shall become effective as defined in Company's Terms and Conditions for Direct Access (Schedule #10).

TYPE OF SERVICE

     Service shall be three phase, 60 Hertz, at 115 kV or higher.

METERING REQUIREMENTS

     Customer shall comply with the terms and conditions for hourly metering specified in Schedule #10.

MONTHLY BILL

     The monthly bill shall be the greater of the amount computed under A. or B. below, including the applicable Adjustments.

     A. RATE

                                 Basic                             Competitive
                               Delivery                  System    Transition
                                Service   Distribution  Benefits     Charge
                                -------   ------------  --------     ------
                  $/month      $2,430.00

                  per kW                   $1.05                      $1.34

                  per kWh                  $0.00298     $0.00115


          PRIMARY AND TRANSMISSION LEVEL SERVICE:

               Pursuant to A.A.C. R14-2-1612.K.11, the Company shall retain ownership of Current Transformers (CT's) and Potential Transformers (PT's) for those customers taking service at voltage levels of more than 25 kV. For customers whose metering services are provided by an ESP, a monthly facilities charge will be billed, in addition to all other applicable charges shown above, as determined in the service contract based upon the Company's cost of CT and PT ownership, maintenance and operation.

          DETERMINATION OF KW

          The kW used for billing purposes shall be the greater of:

          1. The kW used for billing purposes shall be the average kW supplied during the 30-minute period (or other period as specified by individual customer's contract) of maximum use during the month, as determined from readings of the delivery meter.

          2. The minimum kW specified in the agreement for service or individual customer contract.

     B. MINIMUM

          $2,430.00 per month plus $1.74 per kW per month, until June 30, 2004 when this minimum will no longer be applicable.

                           (CONTINUED ON REVERSE SIDE)

                                                                 DA-GS13
                                                                 A.C.C. No. XXXX
                                                                 Page 2 of 2

          ADJUSTMENTS

          1. When Metering, Meter Reading or Consolidated Billing are provided by the Customer's ESP, the monthly bill will be credited as follows:

                      Meter             $154.15 per month
                      Meter Reading     $  1.69 per month
                      Billing           $  1.33 per month

          2. The monthly bill is also subject to the applicable proportionate part of any taxes, or governmental impositions which are or may in the future be assessed on the basis of gross revenues of the Company and/or the price or revenue from the electric service sold and/or the volume of energy delivered or purchased for sale and/or sold hereunder.

SERVICES ACQUIRED FROM CERTIFICATED ELECTRIC SERVICE PROVIDERS

     Customer is responsible for acquiring its own generation and any other required competitively supplied services from an ESP. T he Company will provide and bill its transmission and ancillary services on rates approved by the Federal Energy Regulatory Commission to the Scheduling Coordinator who provides transmission service to the Customer's ESP. The Customer's ESP must submit a Direct Access Service Request pursuant to the terms and conditions in Schedule #10.

ON-SITE GENERATION TERMS AND CONDITIONS

     If Customer has on-site generation connected to the Company's electrical delivery grid, it shall enter into an Agreement for Interconnection with the Company which shall establish all pertinent details related to interconnection and other required service standards. The Customer does not have the option to sell power and energy to the Company under this tariff.

TERMS AND CONDITIONS

     This rate schedule is subject to Company's Terms and Conditions for Standard Offer and Direct Access Service (Schedule #1) and the Company's Schedule #10. These schedules have provisions that may affect customer's monthly bill.

                                                                       Exhibit A
                                                                         5/13/99
                                                                      Schedule A

                         ARIZONA PUBLIC SERVICE COMPANY

                         Competitive Transition Charges
                          By Direct Access Rate Classes


                                               Competition Transition Charges Effective January 1 of
Line                                          ---------------------------------------------------------
 #           Direct Access Rate Class          1999      2000      2001      2002      2003      2004
----         ------------------------         -------   -------   -------   -------   -------   -------
 1     Residential, DA-R1 (per kWh)           $0.0093   $0.0084   $0.0063   $0.0056   $0.0050   $0.0036
 2     Under 3 mW, DA-GS1, (per kW/mo.)       $  2.43   $  2.20   $  1.66   $  1.46   $  1.30   $  0.94
 3     3 mW and Above, DA-GS10 (per kW/mo.)   $  2.82   $  2.55   $  1.89   $  1.72   $  1.51   $  1.09
 4     BHP Copper (per kW/mo.)                $  1.54   $  1.53   $  1.06   $  0.95   $  0.83   $  0.61
 5     Cyprus Copper (per kW/mo.)             $  1.34   $  1.46   $  1.05   $  0.94   $  0.82   $  0.61
 6     Ralston Purina (per kW/mo.)            $  1.86   $  1.98   $  1.50   $  1.34   $  1.18   $  0.87

 7     Average Retail (per kWh)               $0.0067   $0.0061   $0.0054   $0.0048   $0.0043   $0.0031

Charges are based upon recovery of $350 million NPV derived from APS' Compliance Filing of 8/21/98 as adjusted to synchronize Direct Access and Standard Offer revenue decreases.

                         ARIZONA PUBLIC SERVICE COMPANY
                              Distribution Charges
                         By Direct Access Rate Classes

                                                                       Distribution Charges Effective January 1 of
Line                                                       --------------------------------------------------------------------
 #                     Direct Access Rate Class              1999        2000        2001        2002        2003       2004(a)
----                   ------------------------            --------    --------    --------    --------    --------    --------
     RESIDENTIAL, DA-R1
 1          Summer per kWh                                 $0.04158    $0.04041    $0.03934    $0.03837    $0.03748    $0.03689
 2          Winter per kWh                                 $0.03518    $0.03419    $0.03329    $0.03247    $0.03172    $0.03122

     DA-GS1 (UNDER 3 MW)
        Summer Rates
 3           per kW for all kW over 5                      $  0.721    $  0.691    $  0.663    $  0.638    $  0.615    $  0.600
 4           per kWh for the first 2,500 kWh               $0.04255    $0.04075    $0.03912    $0.03763    $0.03627    $0.03537
 5           per kWh for the next 100 kWh per kW over 5    $0.04255    $0.04075    $0.03912    $0.03763    $0.03627    $0.03537
 6           per kWh for the next 42,000 kWh               $0.02901    $0.02779    $0.02667    $0.02565    $0.02473    $0.02411
 7           per kWh for all additional kWh                $0.01811    $0.01735    $0.01665    $0.01602    $0.01544    $0.01506
        Winter Rates
 8           per kW for all kW over 5                      $  0.652    $  0.624    $  0.599     $ 0.576    $  0.555    $  0.541
 9           per kWh for the first 2,500 kWh               $0.03827    $0.03666    $0.03519    $0.03385    $0.03263    $0.03182
 10          per kWh for the next 100 kWh per kW over 5    $0.03827    $0.03666    $0.03519    $0.03385    $0.03263    $0.03182
 11          per kWh for the next 42,000 kWh               $0.02600    $0.02490    $0.02390    $0.02299    $0.02216    $0.02161
 12          per kWh for all additional kWh                $0.01614    $0.01546    $0.01484    $0.01427    $0.01376    $0.01342
        Voltage Discounts
 13         Primary Voltage                                    11.6%       12.1%       12.6%       13.1%       13.6%       13.9%
 14         Transmission Voltage                               52.6%       54.9%       57.2%       59.5%       61.7%       63.3%

     DA-GS10 (3 MW AND ABOVE)
 15         per kW                                         $   3.53    $   3.33    $   3.15    $   2.98    $   2.83    $   2.73
 16         per kWh                                        $0.00999    $0.00943    $0.00892    $0.00845    $0.00802    $0.00774
        Voltage Discounts
 17         Primary Voltage Discount                            4.8%        5.1%        5.3%        5.6%        5.9%        6.2%
 18         Transmission Voltage Discount                      36.7%       38.9%       41.1%       43.4%       45.8%       47.4%

     DA-GS11 (RALSTON PURINA)
 19         per kW                                         $   2.58    $   2.71    $   2.57    $   2.44    $   2.32    $   2.25
 20         per kWh                                        $0.00732    $0.00767    $0.00727    $0.00691    $0.00657    $0.00635

     DA-GS12 (BHP COPPER)
 21     Primary Voltage Delivery - per kW                  $   2.35    $   2.30    $   2.16    $   2.07    $   1.99    $   1.93
 22                                per kWh                 $0.00665    $0.00651    $0.00611    $0.00585    $0.00561    $0.00546
 23     Transmission Voltage Delivery - per kW             $   1.22    $   1.17    $   1.03    $   0.94    $   0.85    $   0.80
 24                                     per kWh            $0.00346    $0.00332    $0.00292    $0.00266    $0.00242    $0.00227

     DA-GS13 (CYPRUS BAGDAD)
 25         per kW                                         $   1.05    $   1.21    $   1.03    $   0.94    $   0.85    $   0.80
 26         per kWh                                        $0.00297    $0.00343    $0.00292    $0.00266    $0.00242    $0.00227

(a) Transmission voltage customers will not pay Distribution Charges after June 30, 2004

                                                                       Exhibit A
                                                                         5/14/99
                                                                      Schedule C


                         ARIZONA PUBLIC SERVICE COMPANY

                     Regulatory Asset Amortization Schedule
                              (Millions of Dollars)


                                                         1/1 - 6/30
1999        2000        2001       2002        2003       2004(1)       Total(2)
----        ----        ----       ----        ----       -------       --------
164         158         145        115          86          18            686


(1)  Amortization ends 6/30/2004
(2)  Includes the disallowance from Section 3.3

                                  ATTACHMENT E

                    LIST OF COUNTY AND MUNICIPAL FRANCHISES

                                                                    ATTACHMENT E
                                                                    PAGE 1 OF 4

                              MUNICIPAL FRANCHISES
                             (EXPIRATION DATE ORDER)

                             EFFECTIVE
MUNICIPALITY NAME              DATE                        EXPIRATION DATE
-----------------              ----                        ---------------
Winkelman                    11/25/75                      November 25, 2000

Holbrook                     4/28/76                       April 28, 2001

Prescott                     10/11/76                      October 11, 2001

Eloy                         6/21/77                       June 21, 2002

Chandler                     7/28/77                       July 28, 2002

Gilbert                      12/13/77                      December 13, 2002

Casa Grande                  12/19/77                      December 19, 2002

Superior                     1/1/78                        January 1, 2003

Coolidge                     1/13/78                       January 13, 2003

Florence                     6/1/78                        June 1, 2003

Miami                        6/19/78                       June 19, 2003

Buckeye                      5/14/79                       May 14, 2004

Prescott Valley              8/9/79                        August 9, 2004

Phoenix                      10/5/79                       October 4, 2004

Winslow                      10/23/79                      October 23, 2004

El Mirage                    3/13/80                       March 13, 2005

Scottsdale                   3/30/80                       March 29, 2005

                                                                    ATTACHMENT E
                                                                    PAGE 2 OF 4

                             EFFECTIVE
MUNICIPALITY NAME              DATE                        EXPIRATION DATE
-----------------              ----                        ---------------
Avondale                     4/12/89                       April 12, 2005

Goodyear                     4/14/80                       April 14, 2005

Parker                       5/5/80                        May 5, 2005

Peoria                       /13/80                        May 13, 2005

Glendale                     6/14/80                       June 13, 2005

Wickenburg                   9/8/80                        September 8, 2005

Snowflake                    2/11/81                       February 11, 2006

Bisbee                       6/30/81                       June 30, 2006

San Luis                     7/8/81                        July 8, 2006

Show Low                     11/25/81                      Nov.  25, 2006

Douglas                      4/27/82                       April 27, 2007

Tempe                        1/1/82                        January 1, 2007

Clarkdale                    7/12/84                       July 12, 2009

Hayden                       3/18/85                       March 18, 2010

Carefree                     6/5/85                        June 5, 2010

Yuma                         6/5/90                        June 5, 2010

Cottonwood                   6/3/86                        June 3, 2011

Kearny                       6/6/86                        June 6, 2011

Youngtown                    7/17/86                       July 17, 2011

                                                                    ATTACHMENT E
                                                                    PAGE 3 OF 4
                             EFFECTIVE
MUNICIPALITY NAME               DATE                       EXPIRATION DATE
-----------------               ----                       ---------------
Flagstaff                    8/21/86                       August 21, 2011

Tombstone                    10/20/86                      October 20, 2011

Camp Verde                   11/25/87                      Nov.  25, 2012

Surprise                     12/17/87                      Dec. 17, 2012

Paradise Valley              1/19/88                       January 19, 2013

Litchfield Park              3/15/88                       March 15, 2013

Cave Creek                   12/6/88                       December 6, 2013

Gila Bend                    12/6/88                       December 6, 2013

Globe                        8/22/89                       August 22, 2014

Quartzsite                   3/20/90                       March 20, 2015

Sedona                       11/19/91                      Nov.  19, 2016

Taylor                       6/16/92                       June 16, 2017

Somerton                     4/27/93                       April 27, 2018

Chino Valley                 03/11/97                      March 11, 2022

Payson                       5/8/74                        May 9, 2024

                                                                    ATTACHMENT E
                                                                    PAGE 4 OF 4

                                COUNTY FRANCHISES
                             (EXPIRATION DATE ORDER)

                            EFFECTIVE
COUNTY NAME                   DATE                         EXPIRATION DATE
-----------                   ----                         ---------------

Yavapai                      10/24/77                      October 24, 2002

Navajo                       10/21/80                      October 21, 2005

Coconino                     5/4/81                        May 4, 2006

La Paz                       4/23/84                       April 23, 2009

Cochise                      4/25/88                       April 25, 2013

Apache                       12/18/89                      December 18, 2014

Gila                         1/27/92                       January 27, 2017

Yuma                         10/3/94                       October 3, 2019

Pima                         12/13/94                      December 13, 2019

Pinal                        8/27/95                       August 27, 2020

Maricopa                     9/18/96                       September 18, 2021

                                  ATTACHMENT F

                                 FORM OF NOTICE

                                NOTICE OF FILING
                            UNITED STATES OF AMERICA
                      FEDERAL ENERGY REGULATORY COMMISSION


ARIZONA PUBLIC SERVICE COMPANY      )       DOCKET NO. EC00-_________
PINNACLE WEST CAPITAL CORPORATION   )
PINNACLE WEST ENERGY CORPORATION    )


                                NOTICE OF FILING
                                  (____, 2000)

     Take notice that on July 28, 2000, Arizona Public Service Corporation ("APS"), Pinnacle West Capital Corporation ("PWCC"), and Pinnacle West Energy Corporation, ("PWE") (collectively, "Applicants"), filed with the Commission an Application for Authorization to Transfer Jurisdictional Facilities under
Section 203 of the Federal Power Act, 16 U.S.C. ss. 824b (1994), and Part 33 of the Federal Energy Regulatory Commission's (FERC or the Commission) Regulations, 18 C.F.R. ss.ss. 33.1-33.10 (1999).

     Any person desiring to be heard or to protest said filing should file a motion to intervene or protest with the Federal Energy Regulatory Commission, 888 First Street, N.E., Washington, D.C. 20426, in accordance with Rules 211 and 214 of the Commission's Rules of Practice and Procedures (18 C.F.R. ss. 385.211 and 18 C.F.R. ss. 385.214). All such motions or protests should be filed on or before _______________________, 2000. Protests will be considered by the Commission in determining the appropriate action to be taken, but will not serve to make protestants parties to the proceedings. Any person wishing to become a party must file a motion to intervene. Copies of this filing are on file with the Commission and are available for public inspection. This filing may also be viewed on the Internet at http://www.ferc.fed.us/online/rims.htm (call 202-208-2222 for assistance).


                                        David P. Boergers
                                        Secretary

                                   EXHIBIT A

                     RESOLUTION OF APS'S BOARD OF DIRECTORS

   Applicants have requested a waiver from the requirement to file Exhibit A.

                                                                     EXHIBIT B
                                                                     PAGE 1 OF 2

                                    EXHIBIT B

                         STATEMENT OF MEASURE OF CONTROL

The proposed transactions will not create new corporate relationships with third parties. All relevant entities are wholly owned subsidiaries of PWCC, which remains the parent company. These entities include APS, PWE, and APSES. PWCC does not own any bank, trust company, banking association, or firm that is authorized by law to underwrite or participate in the marketing of securities of a public utility, or any company supplying electric equipment to such party.

                                                                     EXHIBIT B
                                                                     PAGE 2 OF 2
STATE OF ARIZONA   )
                   ) ss.
County of Maricopa )


     I, Barbara M. Gomez, Treasurer of Pinnacle West Energy Corporation, do hereby certify that I have read the foregoing Exhibit B to the application of Arizona Public Service Company, Pinnacle West Capital Corporation and Pinnacle West Energy Corporation for approval of transfer of facilities and that the information contained therein is true to the best of my knowledge, information and belief.
                                        Barbara M. Gomez
                                        ----------------------------------------

SUBSCRIBED AND SWORN to before me this 24th day of July, 2000.


                                        Joel R. Spitzkoff
                                        ----------------------------------------
                                                    Notary Public

My Commission expires:

June 22, 2003
--------------------

                                    EXHIBIT C

                                  BALANCE SHEET

   Applicants have requested a waiver from the requirement to file Exhibit C.

                                    EXHIBIT D

                       STATEMENT OF CONTINGENT LIABILITIES

   Applicants have requested a waiver from the requirement to file Exhibit D.

                                    EXHIBIT E

                                INCOME STATEMENT

   Applicants have requested a waiver from the requirement to file Exhibit E.

                                    EXHIBIT F

                          ANALYSIS OF RETAINED EARNINGS

   Applicants have requested a waiver from the requirement to file Exhibit F.

                                    EXHIBIT G

           APPLICATIONS FILED WITH OTHER FEDERAL AND STATE REGULATORS

In the event Applicants file their Application with the Nuclear Regulatory Commission ("NRC") for approval to transfer APS's interest in the Palo Verde Nuclear Generating Facility to PWE prior to such time as the Commission has approved the instant Section 203 application, Applicants will submit a copy of the NRC Application to the Commission. Otherwise, Applicants request a waiver from the requirement to file Exhibit G.

                                                                     EXHIBIT H
                                                                     PAGE 1 OF 2

                                    EXHIBIT H

                    COPY OF ALL CONTRACTS BETWEEN APS AND PWE

                    REGARDING THE PROPOSED TRANSFER OF ASSETS

As this Application is for an affiliate transfer, APS has not entered into any contracts to sell, lease, or otherwise dispose of the jurisdictional facilities that are the subject of this Application.

                                                                     EXHIBIT H
                                                                     PAGE 2 OF 2
STATE OF ARIZONA   )
                   ) ss.
County of Maricopa )


     I, Barbara M. Gomez, Treasurer of Pinnacle West Energy Corporation, do hereby certify that I have read the foregoing Exhibit H to the application of Arizona Public Service Company, Pinnacle West Capital Corporation and Pinnacle West Energy Corporation for approval of transfer of facilities and that the information contained therein is true to the best of my knowledge, information and belief.
                                        Barbara M. Gomez
                                        ----------------------------------------

SUBSCRIBED AND SWORN to before me this 27th day of July, 2000.

                                        Joel R. Spitzkoff
                                        ----------------------------------------
                                                    Notary Public

My Commission expires:

June 22, 2003
--------------------

                                                                     EXHIBIT I
                                                                     PAGE 1 OF 3

                                       MAP

                        APS ELECTRICAL GENERATING SYSTEM

Pursuant to Regulation S-T, Rule 304 and 311, Exhibit I includes a map of the State of Arizona titled "APS Electrical Generating System" showing the name and geographic location of the generating facilities owned or leased by APS. This exhibit also includes a list of such generating facilities identifying the number and type of units at each such facility and the location (by county) of each such facility. The Yucca unit is located in Yuma county; the Douglas unit is located in Cochise county; the Saguaro unit is located in Pinal County; the Ocotillo, West Phoenix, Palo Verde, Glendale, and Scottsdale units are located in Maricopa county; the Cholla unit is located in the Navajo county; the Four Corners unit is located in San Juan county; the Navajo, and Coconino units are located in Coconino county.

                                                                     EXHIBIT I
                                                                     PAGE 2 OF 3

                        APS ELECTRICAL GENERATING SYSTEM

            UNIT NAME              COUNTY                                       OWNERSHIP
            ---------              ------                                       ---------
 1     YUCCA:                       YUMA                                  Arizona Public Service
       Combustion Turbine 1
       Combustion Turbine 2
       Combustion Turbine 3
       Combustion Turbine 4

 2     DOUGLAS:                    COCHISE                                Arizona Public Service
       Combustion Turbine 1

 3     SAGUARO:                     PINAL                                 Arizona Public Service
       Steam Unit 1
       Steam Unit 2
       Combustion Turbine 1
       Combustion Turbine 2

 4     OCOTILLO:                  MARICOPA                                Arizona Public Service
       Steam Unit 1
       Steam Unit 2
       Combustion Turbine 1
       Combustion Turbine 2
       Solar 1
       Solar 2

 5     WEST PHOENIX:              MARICOPA                                Arizona Public Service
       Steam Unit 4
       Steam Unit 5
       Steam Unit 6
       Combustion Turbine 1
       Combustion Turbine 2
       Combined Cycle 1
       Combined Cycle 2
       Combined Cycle 3

 6     CHOLLA:                     NAVAJO                                 Arizona Public Service
       Coal Unit 1
       Coal Unit 2
       Coal Unit 3

 7     FOUR CORNERS:              SAN JUAN           Arizona Public Service, Salt River Project, Tucson Electric Power
       Coal Unit 1                                    Public Service New Mexico, Southern Cal Edison, El Paso Electric
       Coal Unit 2
       Coal Unit 3
       Coal Unit 4
       Coal Unit 5

 8     NAVAJO:                    COCONINO           Arizona Public Service, Salt River Project, Tucson Electric Power
       Coal Unit 1                                    Nevada Power, Los Angeles Dept of Water and Power, US Government
       Coal Unit 2
       Coal Unit 3

 9     PALO VERDE:                MARICOPA         Arizona Public Service, Salt River Project, Southern Cal Public Auth,
       Nuclear Unit 1                                 Public Service New Mexico, Southern Cal Edison, El Paso Electric,
       Nuclear Unit 2                                                Los Angeles Dept of Water and Power
       Nuclear Unit 3

10     COCONINO                   COCONINO                                Arizona Public Service
       Solar 1

11     GLENDALE                   MARICOPA
       Solar 1                                                            Arizona Public Service

12     SCOTTSDALE                 MARICOPA
       Solar 1                                                            Arizona Public Service

                                                                     EXHIBIT I
                                                                     PAGE 3 OF 3


STATE OF ARIZONA    )
                    ) ss.
County of Maricopa  )


     I, Ellen Willhite, Manager, Generation Administration Support, of Arizona Public Service Company, do hereby certify that the foregoing Exhibit I contains an accurate depiction of the facilities that Arizona Public Service is transferring to Pinnacle West Energy Corporation.


                                        Ellen Willhite
                                        ----------------------------------------
                                        Ellen Willhite


SUBSCRIBED AND SWORN to before me this 24 day of July, 2000.


                                        Twyla Hannah
                                        ----------------------------------------
                                                     Notary Public

My Commission expires:

                                                        [SEAL]